Exhibit 10.75

ASSET PURCHASE AGREEMENT

BETWEEN

TRX, INC.

AND

nuTRAVEL TECHNOLOGY SOLUTIONS, LLC

DATED NOVEMBER 3, 2011

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is dated November 3, 2011 and is between nuTravel Technology Solutions, LLC, a Delaware limited liability company (“Purchaser”) and TRX, Inc., a Georgia corporation and TRX Technology Services, L.P., d/b/a RESX Technologies (collectively, “Seller”).

Seller owns, operates, markets, and licenses an online booking software product for corporate travel reservations under the name RESX (the “Business”).

Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of Seller’s right, title and interest in and to the Purchased Assets (as defined below) upon the terms stated in this Agreement.

Seller desires to transfer to Purchaser, and Purchaser desires to accept and assume from Seller, the Assumed Liabilities (as defined below).

Seller and Purchaser desire that Seller retain the Excluded Assets and the Retained Liabilities (as defined below).

The parties therefore agree as follows:

ARTICLE 1

PURCHASE OF ASSETS

1.1 Purchase and Sale of Assets. On the terms and subject to the conditions hereof, at the Closing (as defined in Section 4.1), Seller shall sell, transfer, convey, assign, and deliver to Purchaser, and Purchaser shall purchase and accept, all right, title, and interest of Seller in and to the following assets, rights, and properties owned by Seller and used in the Business other than the Excluded Assets (such assets, rights and properties, the “Purchased Assets”), in each case free and clear of all Liens (as defined in Section 5.1.8) except Permitted Liens (as defined in Section 5.1.8):

1.1.1 Websites. All websites used in the Business (the “Websites”), which are listed in Schedule 1.1.1, and all content, back links, data and other tools available on or through the Websites, and excluding all trademarks, trade names, service marks, service names, brand names, trade dress, slogans, logos, designs and the like which are not specifically listed on Schedule 1.1.4;

1.1.2 Contract Rights. All of Seller’s rights under the agreements with customers (for purposes of this agreement, “customers” include resellers and distributors) listed in Schedule 1.1.2 (including any Standalone Contracts (as defined in Section 1.3.4) and any other new agreements relating solely to the RESX product entered into after the date of this Agreement in accordance with this Agreement) (collectively, “Contracts”), provided that the foregoing shall not include, and Purchaser shall not take an assignment of, any Multi-Product Contracts (as defined in Section 1. 4);

1.1.3 Information and Data. All information and data of the Business which is collected (1) in connection with the services provided by Seller as part of the Business, or (2) from customers, visitors, advertisers, clients, affiliates, publishers and other traffic and business partners as part of the Business;

1.1.4 Intellectual Property. All right, title, and interest in and to the following that are owned and used by Seller in the Business, including those listed or described in Schedule 1.1.4 (collectively, the “Intellectual Property”):

all (A) patents and patent applications; (B) trademarks, service marks, trade names, brand names, trade dress, slogans, logos and Internet domain names and uniform resource locators, and the goodwill associated with any of the foregoing; (C) inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, proprietary information, customer lists, software, technical information and trade secrets; (D) copyrights, copyrightable works, and rights in databases and data collections; (E) moral and economic rights of authors and inventors; (F) computer software, including source code, object code, routines, assemblers, applets, compilers, data, databases, files, design tools and user interfaces, documentation and other materials related thereto; (G) other intellectual or industrial property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature to any of the foregoing or having similar effect in any jurisdiction throughout the world; (H) registrations and applications for registration of any of the foregoing items (A) through (G), including any renewals, extensions, continuations (in whole or in part), divisionals, re-examinations or reissues or equivalent or counterpart thereof; and (I) all documentation and embodiments of the foregoing items (A) through (H).

1.1.5 Books and Records. All the books and records of Seller maintained for the Business (to the extent that same exist) and all files and documents (including credit information) relating to customers and vendors of the Business (to the extent that same exist, and subject to Seller’s right to retain copies thereof for tax and accounting purposes);

1.1.6 RESX Name. All of Seller’s rights to the name RESX and any confusingly similar names; provided, however, that nothing herein is intended to require Seller to amend any of its existing Non-Assignable Contracts and Multi-Product Contracts to change any product name to a name other than “RESX.”

1.1.7 Prepaid Items. All prepaid items, deposits, costs, and fees relating to the Business which are listed on Schedule 1.1.7 (“Prepaid Items”).

1.2 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, Seller shall retain all assets, rights and properties not expressly included in the Purchased Assets (collectively, the “Excluded Assets”), including but not limited to the following:

1.2.1 Cash and Receivables. All cash, cash equivalents and accounts receivable held by Seller relating to the Business;

1.2.2 Real Property. All real property lease agreements, and any sublease agreements relating thereto, including the office lease agreement for the Seller’s facility located in Dallas, Texas from which the Business is currently primarily conducted (“Seller’s Facility”);

1.2.3 Office Equipment. All office furniture, computers, servers, and fixtures located at Seller’s Facility or any other facility relating to the Business;

1.2.4 Employee Benefit Plans. All “employee benefit plans,” as defined by Section 3(3) of ERISA, as to which Seller has any obligation or liability in respect of employees of the Business (the “Employee Plans”), including any Employee Plans that constitute “employee pension benefit plans” as defined in Section 3(2) of ERISA (the “Pension Plans”), and all other pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by the Seller or any Affiliates (as defined in Section 12.16) thereof.

1.2.5 Intellectual Property and Products. All products, services, technology, and software of Seller, and all intellectual property with respect thereto, other than the RESX product. For the avoidance of doubt, but not in limitation of this Section 1.2.5, Purchaser agrees that it will obtain no ownership interest in any technology owned and marketed by Seller as * or * (“Excluded Products”) even though such technologies are marketed and licensed using the RESX product name. Seller hereby grants to Purchaser a license to use the Excluded Products pursuant to the license terms set forth on Exhibit D attached hereto and by this reference incorporated herein. In addition, Purchaser acknowledges and agrees that the Purchased Assets do not include any right, title or interest in those items identified as Excluded Assets on Schedule 1.2.5.

1.2.6 Multi-Product Contracts. All Multi-Product Contracts as defined in Section 1.4 hereof, subject to the provisions of Section 1.4.

1.3 Nonassignable Contracts.

1.3.1 Nonassignability. Without limiting or otherwise affecting the rights of either party under Articles 7 or 10, if (1) any Contract to be assigned under Section 1.1.2 is not capable of being assigned without the consent, approval, or waiver of any Person (as defined in Section 12.16), or (2) if the assignment or attempted assignment of such Contract would constitute a breach thereof or a violation of any applicable foreign or United States federal, state, or local law, statute, ordinance, regulation, order, writ, injunction, or decree (each, a “Law”) (each such Contract described in clause (1) or (2), a “Nonassignable Contract”), nothing in this Agreement will constitute an assignment or require the assignment of such Nonassignable Contract before the time all consents, approvals, and waivers necessary for such assignment have been obtained.

1.3.2 Seller to Use Reasonable Commercial Efforts. Notwithstanding anything contained in this Agreement to the contrary, Seller is not required to assign to Purchaser any of its rights or obligations in, to, or under any of the Nonassignable Contracts until Seller has first obtained all consents, approvals, and waivers necessary for such assignment. Seller shall use all reasonable commercial efforts to obtain all such consents, approvals, and waivers before and, if the Closing occurs, for a period of * after the Closing Date and shall otherwise comply with Sections 6.4 and 6.5.

* CONFIDENTIAL TREATMENT REQUESTED

1.3.3 If Waivers or Consents Cannot Be Obtained. After the Closing and to the extent and for so long as all consents, approvals, and waivers required for the assignment of any Nonassignable Contracts have not been obtained by Seller and provided that the Transition Services Agreement is still in effect, Seller shall use reasonable commercial efforts to (1) provide to Purchaser the financial and business benefits of any such Nonassignable Contract and (2) enforce, at the request of Purchaser, and for the account of Purchaser, any rights of Seller arising from any such Nonassignable Contract (including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser). Following the Closing and for so long as the Transition Services Agreement is in effect, Seller shall not terminate, modify, or amend, any Nonassignable Contract as it relates to the Business without Purchaser’s prior written consent. In the event that Seller is unsuccessful in obtaining any required consents, approvals or waivers necessary to assign any Nonassignable Contract to Purchaser prior to the termination of the Transition Services Agreement and the customer which is a party to the Nonassignable Contract has not otherwise entered into a contract with Purchaser, then Purchaser’s rights to the financial and business benefits of such Nonassignable Contract shall terminate, and Seller shall be entitled to fulfill its obligations under the Nonassignable Contract for the remainder of its then-current term as specified in that Nonassignable Contract (not including any renewals or extensions that are scheduled to become effective after the date of this Agreement) or earlier termination of such Nonassignable Contract by Seller without requiring the consent of Purchaser. To this end, Purchaser hereby grants to Seller a non-exclusive license to use the Purchased Assets solely for the purpose of allowing Seller’s continued provision of services to all such customers until all Nonassignable Contracts have expired or been terminated prior to the expiration of their then-current terms. Seller shall not renew or extend (or allow the automatic renewal or extension of) any Nonassignable Contract after the date of this Agreement without the prior written consent of Purchaser.

1.4 Multi-Product Contracts. As used in this Agreement, the term “Multi-Product Contract” shall mean any contract between Seller and a customer of the Business that also encompasses products and/or services of Seller other than those provided by the Business. Schedule 1. 4 states, for each Multi-Product Contract, (1) the name of the applicable customer, (2) the title of the Multi-Product Contract, (3) the date of the Multi-Product Contract, and (4) the date of any amendments to the Multi-Product Contract. As of the Closing Date, the parties shall update Schedule 1. 4 to reflect any changes in the list of Multi-Product Contracts. *

* CONFIDENTIAL TREATMENT REQUESTED

1.5 Purchaser acknowledges that certain of the Excluded Assets use application programming interfaces and user interfaces of the RESX product as more particularly described on Schedule 1.2.5 (the “Interfaces”). For the avoidance of doubt, the Interfaces constitute Purchased Assets. Purchaser agrees that Seller may continue to use, license, maintain, update, enhance and support the Interfaces after the Closing solely in conjunction with Seller’s products (other than the RESX product) outside the online corporate travel booking business and for no other purpose. This Section 1.5 shall survive the Closing indefinitely.

ARTICLE 2

ASSUMPTION OF LIABILITIES

2.1 Assumed Liabilities. As of the Closing, Purchaser shall assume, and shall thereafter perform and discharge as and when due, all obligations under the Contracts assigned to Purchaser that arise on or after the Closing Date and any obligations under any Multi-Product Contract for the RESX portion only and any Nonassignable Contract to the extent Purchaser has realized the corresponding financial and business benefits and other rights thereunder as contemplated by Section 1.3.3 (such obligations, the “Assumed Liabilities”).

2.2 Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Purchaser does not assume or agree to pay, satisfy, discharge, or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the Closing under this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge, or perform, any liability, obligation, or indebtedness of Seller other than the Assumed Liabilities, including (1) any liabilities or obligations under the Contracts assigned to Purchaser arising on or before the Closing Date or (2) any liabilities or obligations that arise from breaches of such Contracts or defaults under such Contracts by Seller. Seller shall retain and pay, satisfy, discharge, and perform in accordance with the terms thereof, all liabilities and obligations of the Business other than the Assumed Liabilities assumed by Purchaser under Section 2.1 (such liabilities and obligations retained by Seller, the “Retained Liabilities”).

ARTICLE 3

PURCHASE PRICE

3.1 Purchase Price. In consideration for the Purchased Assets, at the Closing Purchaser shall assume the Assumed Liabilities, and shall pay to Seller an aggregate amount of up to $3,500,000 (such amount, the “Purchase Price”), payable as follows:

3.1.1 At Closing Purchaser shall pay Seller, by bank wire transfer of immediately available funds to an account or accounts designated in writing by the Seller, the amount of $2,625,000 (the “Cash Portion”), less $200,000 of which (the “Escrow Deposit”) shall be paid to Coleman Talley LLP as escrow agent (the “Indemnity Escrow Agent”), to be held and distributed in accordance with the Indemnity Escrow Agreement to be executed by Seller, Purchaser, and the Indemnity Escrow Agent in the form of Exhibit A (the “Indemnity Escrow Agreement”).

3.1.2 Subject to the conversion of the Nonassignable Contracts to Purchaser as provided for in Section 3.2, Purchaser shall pay Seller, by bank wire transfer of immediately available funds, an amount up to an additional $875,000 (such amount, the “Earnout”), within five (5) business days after the occurrence of a Triggering Event.

3.2 Earnout.

3.2.1 Schedule 3.2.1 states, for each Nonassignable Contract, *

3.3 Allocation of Purchase Price. The allocation of the total Purchase Price for the Purchased Assets (including the Assumed Liabilities) will be as determined by Purchaser (the “Allocation”), and Purchaser will notify Seller in writing of the Allocation promptly after such determination. Purchaser and Seller shall prepare and file all income Tax returns in a manner consistent with the Allocation and shall not in connection with the filing of such returns make any allocation that is contrary to the Allocation. Purchaser and Seller shall consult with each other with respect to all issues related to such Allocation in connection with any Tax audit, controversy, or litigation. Neither party shall take or agree to any position inconsistent with the Allocation in connection with any tax audit, controversy, or litigation.

ARTICLE 4

THE CLOSING

4.1 Date of Closing. The parties shall hold the consummation of the purchase and sale of the Purchased Assets contemplated hereby (the “Closing”) at such location as the parties may agree on the third (3rd) business day following the satisfaction or waiver of the conditions stated in Article 7 (or at such other place and on such other date as the parties agree in writing). The date on which the Closing is effected is referred to in this Agreement as the “Closing Date.” At the Closing, the parties shall execute and deliver the documents referred to in Article 8. The parties agree that the effective date of the purchase and sale hereunder shall be at 11:59 p.m. on the last day of the calendar month closest to the Closing Date (which may be before or after the Closing Date).

* CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that on the date of this Agreement and the Closing Date, notwithstanding any investigation made by Purchaser before or after the date of this Agreement:

5.1.1 Organization and Good Standing. TRX, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. TRX Technology Services, L.P. is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Georgia. Seller has the requisite corporate power and authority to own, lease, or otherwise hold the Purchased Assets and to carry on the Business as presently conducted by it. Seller is in good standing and duly qualified to conduct business as a foreign corporation in every state of the United States in which its conduct of the Business makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means, as determined from the perspective of a reasonable person in Purchaser’s position, a material adverse effect (1) on the Purchased Assets or on the financial condition, prospects, financial projections, or results of operations of the Business taken as a whole or (2) on the ability of Seller to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby. The states in which Seller is so qualified to conduct business as a foreign corporation are listed on Schedule 5.1.1.

5.1.2 Authorization and Effect of Agreement. Seller has the requisite corporate power to execute and deliver this Agreement and the agreements required by this Agreement to be entered into by Seller at the Closing (the “Seller Ancillary Documents”) and to perform the transactions contemplated by this Agreement and such Seller Ancillary Documents to be performed by it. The execution and delivery by Seller of this Agreement and the Seller Ancillary Documents and the performance by it of the transactions contemplated by this Agreement and such Seller Ancillary Documents to be performed by Seller have been or, in the case of the Seller Ancillary Documents, will at the Closing be duly authorized by all necessary corporate action on the part of Seller. This Agreement has been, and each Seller Ancillary Document will at the Closing be, duly executed and delivered by duly authorized officers of Seller and, assuming the due execution and delivery of this Agreement and, as applicable, any Seller Ancillary Document, by Purchaser, constitutes a valid and binding obligation of Seller enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.1.3 No Restrictions Against Sale of the Purchased Assets; Required Consents. The execution and delivery of this Agreement and each Seller Ancillary Document by Seller does not or, in the case of the Seller Ancillary Documents, will not, and the performance by Seller of the transactions contemplated hereby or thereby to be performed by it will not (1) conflict with or violate any provision of the articles or certificate of incorporation or by-laws (or other organizational documents) of Seller, (2) except as stated in Schedule 5.1.3, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a benefit under, any provision of any Contract, (3) constitute a violation of any Law applicable to Seller or the Purchased Assets, or (4) result in the creation of any Lien (other than any Permitted Lien) upon any of the Purchased Assets, except in the case of clauses (2) and (3) above, for such conflicts, violations that would not, individually or in the aggregate, have a Material Adverse Effect. Except as stated in Schedule 5.1.3, no consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller, in connection with the execution and delivery of this Agreement or any Seller Ancillary Document by Seller or the performance by Seller of the transactions contemplated hereby to be performed by it.

5.1.4 No Third Party Options. There are no existing agreements with, options, or rights of, or commitments to any person to acquire any of the Purchased Assets or any interest therein.

5.1.5 Financial Statements. Seller has delivered to Purchaser true and complete statements of client revenue for the Business * (collectively, the “Financial Statements”). Except as stated in Schedule 5.1.5, such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the revenues of the Business.

5.1.6 Books of Account. The books, records, and accounts of Seller maintained with respect to the Business accurately and fairly reflect, in all material respects and in reasonable detail, the revenue transactions of Seller with respect to the Business.

5.1.7 Contracts. Each Contract and Multi-Product Contract is, and each Standalone Contract will be, a valid and binding agreement of Seller and is in full force and effect, and Seller is not and, to the Seller’s knowledge, no other party thereto is in default or breach in any material respect under any such Contract or Multi-Product Contract. The Seller has delivered to the Purchaser complete copies of all of the Contracts and Multi-Product Contracts, including any amendments thereto. No event has occurred, and no circumstance or condition exists, that would reasonably be expected to (with or without notice or lapse of time) (1) result in a material violation or breach of any Contract or Multi-Product Contract, (2) give any Person the right to declare a default or exercise any remedy under any Contract or Multi-Product Contract, (3) give any Person the right to accelerate the maturity or performance of any Contract or Multi-Product Contract, or (4) give any Person the right to cancel, terminate or modify any Contract or Multi-Product Contract. Seller has not received any written notice regarding any violation or breach of, or default under, any Contract or Multi-Product Contract, and Seller has not waived any of its rights under any Contract or Multi-Product Contract. Notwithstanding the foregoing, Seller makes no representation or warranty as to the assignability of the Nonassignable Contracts or whether the execution of this Agreement or the closing of the transaction contemplated hereby is a breach or a default by Seller under any Nonassignable Contract.

5.1.8 Title to Assets. Except as listed or described on Schedule 5.1.8, Seller has, and following the Closing, Purchaser will have, good, valid, and marketable title to the Purchased Assets free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, and encumbrances of any nature, including licenses, pledges, defect or objection liens, conditional and installment sales agreements, easements, encroachments, or restrictions of any kind and other title or interest retention arrangements, reservations, or limitations of any nature whatsoever (collectively, “Liens”), other than (1) Liens for Taxes, assessments, and other governmental charges that are not due and payable or that may thereafter be paid without penalty, and (2) mechanics’, carriers’, workmen’s, repairmen’s, and other like Liens arising or incurred in the ordinary course of business consistent with past practice (the items referred to in clauses (1) and (2), the “Permitted Liens”). For the avoidance of

* CONFIDENTIAL TREATMENT REQUESTED

doubt, “Liens” are not intended to include any right of a customer to use the Intellectual Property under Contracts.

5.1.9 Intellectual Property. Schedule 1.1.4 lists all intellectual property, including all databases, content and software and all intellectual property of the type included in the definition of “Intellectual Property” under Section 1.1.4), licensed to or used by Seller in the Business, other than trade secrets, know-how, and confidential information. Schedule 1.1.4 identifies for each item listed whether such item is owned by Seller or, if not owned, what rights the Seller has in or to such item. Intellectual property that is owned by Seller is referred to herein as “Owned IP” and intellectual property that is licensed to or is not otherwise owned by Seller is referred to as “Licensed IP.” To the extent Schedule 1.1.4 identifies any patents or registered copyrights, trademarks, service marks or trade names, Schedule 1.1.4 identifies for each such item its registration, serial or other identifying number, the applicable jurisdiction and the date of issuance or registration of each such item. The intellectual property constitutes all of the intellectual property used by Seller in the Business, other than Excluded Assets. To the best of Seller’s knowledge, all of the patents, copyrights, trademarks, service marks, trade names and domain names used or held for use by Seller are as of the date of this Agreement, valid and enforceable. To the extent any intellectual property includes trade secrets, know-how, or other confidential information, such trade secrets, know-how or confidential information have been securely kept and a description thereof is contained in Schedule 5.1.9. Except as stated in Schedule 5.1.9, Seller has good, marketable, and exclusive title to, and the valid and enforceable power and unqualified right to use, the Owned IP, free and clear of all Liens, and to transfer the same to Purchaser and no Person other than Seller has any right or interest of any kind or nature in or with respect to any part of the Owned IP or any rights to use, market, or exploit any part of the Owned IP, other than customers pursuant to Contracts and Multi-Product Contracts. Except as stated in Schedule 5.1.9, there are no pending, or to the knowledge of Seller, threatened actions of any nature affecting the Owned IP. Schedule 5.1.9 lists all notices or claims currently pending or received by Seller that claim infringement by Seller of any domestic or foreign letters patent, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how, or other confidential proprietary information as a result of Seller’s use thereof in the Business. Except as stated in Schedule 5.1.9, there is, to the knowledge of Seller, no reasonable basis upon which any claim may be asserted against Seller for infringement or misappropriation of any domestic or foreign letters patent, patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademark registrations and applications, trademarks, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how, or other confidential proprietary information held or owned by another Person as a result of Seller’s use thereof in the Business. All letters patent, registrations, and certificates issued by any Governmental Entity relating to any of the Owned IP are valid and subsisting and none of Seller, or, to the knowledge of Seller, any other Person, is in default or violation thereunder. Seller has all rights in the Owned IP necessary to carry out the Business’ current activities, and, with respect to the Owned IP (except as stated in Schedule 5.1.9) rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell the Owned IP in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. Seller has taken commercially reasonable measures to protect the proprietary nature of the Owned IP and to maintain in confidence all trade secrets and confidential information owned or used by Seller in the Business and to Seller’s knowledge, no such trade secret or confidential information has been disclosed to any third party except under a binding confidentiality agreement. For the avoidance of doubt, no rights in or to the Licensed IP will be transferred by Seller to Purchaser.

5.1.10 Conduct of the Business * with respect to the Business and the Purchased Assets, and except as disclosed on Schedule 5.1.10, Seller has not:

(a) made or suffered any amendment or termination of any Contract listed on Schedule 1.1.2, whether or not in the ordinary course of business;

(b) entered into any transaction other than in the ordinary course of business consistent with past practice; or

(c) suffered any event or circumstance that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.1.11 Customers. Schedule 5.1.11 states a list of the ten largest customers of the Business based on revenue during the fiscal year ended * and the * showing the approximate total revenue to Seller from each such party during such periods. Except as described on Schedule 5.1.11, there has not been any material adverse change in the business relationship of Seller with any customer named in Schedule 5.1.11.

5.1.12 Labor Matters.

(a) Seller has no knowledge that any employee material to the Business will terminate his or her employment with the Business as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

(b) Seller has not agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any employees of the Business. Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Business. There is no labor strike, slowdown, work stoppage, lockout, or material labor dispute actually pending or, to the knowledge of Seller, threatened against or affecting Seller with respect to the Business.

5.1.13 Litigation; Decrees. There are no (1) lawsuits, claims, administrative, or other proceedings or investigations relating to the conduct of the Business pending or, to Seller’s knowledge, threatened by, against, or affecting Seller or any of the Purchased Assets or (2) judgments, orders, or decrees of any Governmental Entity binding on the Seller with respect to the Purchased Assets.

5.1.14 Compliance With Law; Permits. Seller has complied in all material respects with each Law to which the Business is subject, except to the extent that any such noncompliance would not have a Material Adverse Effect on Seller or the Business. Seller owns, holds, possesses or lawfully uses in the Business all permits that are in any manner necessary for it to conduct the Business as now conducted or for the ownership and use of the Purchased Assets, free and clear of all Liens (other than Permitted Liens and those described on Schedule 5.1.8) and in compliance in all material respects with all Laws. All such Permits are listed and described on Schedule 5.1.14. Seller is not in default, nor has it received any notice of any claim of default, with respect to any such permits.

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5.1.15 Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Purchased Assets. This warranty shall survive the Closing for a period of seven (7) years.

5.1.16 Commissions or Finders Fees. Neither Seller nor any Person acting on the behalf of Seller has agreed to pay a commission, finder’s fee, or similar payment to any Person in connection with this Agreement or any matter related hereto.

5.1.17 Open Source Software. The Intellectual Property does not include any Open Source Software and Seller has not used Open Source Software in the development of any part of the Intellectual Property in a manner that subjects any part of the Intellectual Property to any part of the license obligations of any Open Source Software. “Open Source Software” means software that requires as a condition of its use, modification and/or distribution that such software or any part of any other software incorporated into, derived from, or distributed with such software be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributable at no or minimal charge, including software licensed or distributed under any of the following licenses or distribution models similar to any of the following: *

5.1.18 Products. Schedule 5.1.18 contains a list of all Seller products or services currently being developed, sold or offered for sale by Seller or third parties with respect to the Business (such products and services, collectively, the “Products”). In the ordinary course of business, the Seller has caused any required notices of copyright, trademark or patent to be included in all Products. The Seller has a clean and usable electronic master file for all software and content used in any Product, and each such master file is kept in a secure location that has been identified in writing to Purchaser. All Products, in the form existing on the Closing Date, perform substantially in accordance with the documentation and other written material used in connection with the Products. Subject to the representation and warranty contained in the immediately preceding sentence, SELLER EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE PRODUCTS OR THE BUSINESS, AND FURTHER MAKES NO WARRANTY THAT ANY PRODUCT IS ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION.

5.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that on the date of this Agreement and the Closing Date, notwithstanding any investigation made by Seller before or after the date of this Agreement:

5.2.1 Corporate Organization. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease, or otherwise hold its properties and assets and to carry on its business as presently conducted.

5.2.2 Authorization and Effect of Agreement. Purchaser has the requisite corporate power to execute and deliver this Agreement and the agreements required by this Agreement to be entered into by Purchaser at the Closing under the terms hereof (the “Purchaser Ancillary Documents”) and to perform the transactions contemplated by this Agreement and such Purchaser Ancillary Documents to be performed by Purchaser.

* CONFIDENTIAL TREATMENT REQUESTED

The execution and delivery by Purchaser of this Agreement and the Purchaser Ancillary Documents and the performance by Purchaser of the transactions contemplated by this Agreement and such Purchaser Ancillary Documents to be performed by it have been or, in the case of the Purchaser Ancillary Documents, will at the Closing be, duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and each Purchaser Ancillary Document will at the Closing be, duly executed and delivered by duly authorized officers of Purchaser and, assuming the due execution and delivery of this Agreement and, as applicable, any Purchaser Ancillary Document, by Seller, constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.2.3 No Restrictions Against Purchase of the Assets. The execution and delivery of this Agreement and each Purchaser Ancillary Document by Purchaser does not or, in the case of the Purchaser Ancillary Documents will not, and the performance by Purchaser of the transactions contemplated hereby or thereby to be performed by it will not (1) conflict with or violate the organizational documents of Purchaser, (2) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of any contract or permit to which Purchaser is a party or by which it is bound, or (3) constitute a violation of any Law, except in the case of clauses (2) or (3) above, for such conflicts, violations, breaches, or defaults that would not, individually or in the aggregate, (1) materially impair the ability of Purchaser to perform its obligations hereunder or (2) prevent or materially delay the consummation of the purchase and sale of the Purchased Assets contemplated hereby. Except as stated in Schedule 5.2.3, no consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby to be performed by it.

5.2.4 Commissions or Finders Fees. Neither Purchaser nor any Person acting on the behalf of Purchaser has agreed to pay a commission, finder’s fee, or similar payment to any Person in connection with this Agreement or any matter related hereto.

5.2.5 * Customers. * customer of seller who is a party to a Nonassignable Contract or a Multi-Product Contract *.

ARTICLE 6

PRE-CLOSING COVENANTS

6.1 Access to Information. Before the Closing, upon reasonable notice from Purchaser to Seller, Seller shall provide to the officers, attorneys, accountants, or other authorized representatives of Purchaser reasonable access during normal business hours to the key employees, Purchased Assets, facilities, and the books and records of Seller which are related to the Business so as to afford Purchaser a full opportunity to make such review, examination, and investigation of the Business as Purchaser may desire to make. Purchaser may make extracts from or to make copies of such books and records as reasonably necessary in connection therewith.

* CONFIDENTIAL TREATMENT REQUESTED

6.2 Conduct of Business. Except as consented to by Purchaser in writing, during the period from the date of the Agreement and continuing until the Closing, Seller shall: (1) conduct the Business only in the ordinary course of business and consistent with past practices, (2) maintain in good repair all of the Purchased Assets, (3) enter into Standalone Contracts (and not Multi-Product Contracts) with customers of the Business and (4) with respect to the Business, preserve intact Seller’s present business operations, keep available the services of Seller’s employees, and preserve Seller’s relationships with suppliers, distributors, resellers, customers, licensors, and others having business relationships with Seller.

6.3 Notification.

(a) Seller shall provide prompt written notice to Purchaser, and Purchaser shall provide prompt written notice to Seller (in each case within five business days), of any litigation, arbitration, or administrative proceeding pending or, to its knowledge, threatened against Seller or Purchaser, that challenges the transactions contemplated hereby.

(b) Seller shall provide prompt written notice to Purchaser (in any event within five business days) of any change in any of the information contained in its representations and warranties made in Article 5 or any Exhibits or Schedules to this Agreement and shall promptly furnish any information that Purchaser reasonably requests in relation to such change; provided, however, that such notice will not cure any breach of the representations and warranties made in Article 5 or any Exhibits or Schedules.

6.4 Governmental Filings. Purchaser and Seller shall as promptly as practicable comply with any other Laws that are applicable to any of the transactions contemplated hereby and under which any consent, approval, order, or authorization of, or registration, declaration, or filing with any Governmental Entity or any other Person in connection with such transactions is necessary.

6.5 Third Party Consents. Purchaser and Seller shall cooperate and use their respective commercially reasonable efforts to obtain as promptly as practicable all consents, approvals, and waivers required by third Persons to transfer the Purchased Assets (including the Contracts and the Intellectual Property) to Purchaser in a manner that will avoid any default, conflict, or termination of rights in respect thereof. This covenant shall survive the Closing.

6.6 Cooperation. Purchaser and Seller shall cooperate fully with each other in taking any actions necessary or helpful to accomplish the transactions contemplated by this Agreement, including actions to obtain the required consent of any Governmental Entity or any third Person.

6.7 Confidentiality. The parties acknowledge that they are parties to a Confidentiality Agreement dated * (the “Confidentiality Agreement”). All Confidential Information (as defined in the Confidentiality Agreement) exchanged between the parties in connection with this Agreement is governed by the Confidentiality Agreement, and this Agreement is not intended to supersede the Confidentiality Agreement.

* CONFIDENTIAL TREATMENT REQUESTED

6.8 Publicity. Before and after the Closing, neither party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party, and neither party shall unreasonably withhold its consent to such a request (and if the issuing party obtains the other party’s consent to a particular press release or public announcement, the issuing party may issue or publish substantially similar press releases or public announcements without seeking additional approval thereof, on condition that if the other party reasonably objects to any such subsequent press release or public announcement and provides written notice of such objection, the issuing party shall take all reasonable steps necessary to resolve the other party’s objections); provided, however, that either party may issue or cause publication of any such press release or public announcement to the extent that such party determines such action to be required by Law or the rules of any national stock exchange applicable to it or its Affiliates, in which event the party making such determination shall, if practicable in the circumstances, use its reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance. After the Closing, Purchaser’s executive officers will not make disparaging comments about Seller or its business, financial condition, or prospects, except that Seller acknowledges that any comment in violation of the foregoing that is (1) inadvertent or immaterial or (2) truthful and not merely an expression of opinion will not constitute a breach of this sentence. This covenant shall survive the Closing.

6.9 Injunctions. Without limiting the generality or effect of any provision of Section 6.4 or Article 7, if any United States, state, or foreign court having jurisdiction over any party issues or otherwise promulgates any injunction, decree, or similar order before the Closing that prohibits the consummation of the transactions contemplated hereby, the parties shall use their respective commercially reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, before or after the Closing, to pursue the underlying litigation diligently and in good faith.

6.10 Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article VII, before the Closing, each of the parties shall use their respective commercially reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

6.11 Acquisition Proposals. From and after the date of this Agreement and until this Agreement is terminated as provided herein, Seller shall not, nor shall Seller authorize or permit any officer, director, or employee of, or any investment banker, attorney, accountant or other representative retained by Seller to, solicit, initiate, or encourage submission of any proposal or offer (including by way of furnishing information) from any Person that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. As used in this Agreement, “Acquisition Proposal” means any proposal or offer to acquire in any manner any part of the Purchased Assets.

ARTICLE 7

CONDITIONS TO CLOSING

7.1 Conditions Precedent to Obligations of Purchaser. Purchaser’s obligations under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction, at or before Closing, of the following conditions, any one or more of which may be waived at the option of Purchaser:

7.1.1 Representations, Warranties and Covenants.

(a) That all representations and warranties of Seller made in this Agreement or in any Exhibit, Schedule, or document delivered under this Agreement (including any Seller Ancillary Document), are true and correct in all material respects on the date of this Agreement without regard to any schedule updates furnished by Seller after the date of this Agreement and at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing.

(b) That Seller has performed and complied with, in all material respects, all the covenants and agreements required by this Agreement to be performed or complied with before the Closing.

(c) That Purchaser has received a certificate, dated as of the Closing Date, executed on behalf of Seller by authorized officers thereof, certifying in such detail as Purchaser reasonably requests that the conditions specified in Sections 7.1.1(a) and (b) hereof have been fulfilled.

7.1.2 Closing Documents. That Seller has delivered to Purchaser the documents identified in Section 8.1.

7.1.3 Governmental Consents or Approvals. That each of the approvals, consents, or waivers of any Governmental Entity listed on Schedules 5.1.3 and 5.2.3 has been obtained.

7.1.4 No Adverse Proceedings. That no suit, action, claim, or governmental proceeding is pending against, and no order, decree, or judgment of any court, agency, or Governmental Entity has been rendered against, any party that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

7.1.5 Third Party Consents. That Seller has obtained and delivered to Purchaser the third-party consents (in form and substance reasonably satisfactory to Purchaser and that in any event are not, except with the prior written consent of Purchaser, conditioned upon or subject to the payment of any additional consideration or modification of any contract or permit included within the Purchased Assets) listed in Schedule 7.1.5.

7.1.6 Material Adverse Effect. That between the date of this Agreement and the Closing Date, there has not occurred any event that would have a Material Adverse Effect with respect to the Business.

7.1.7 Transition Services Agreement. That Seller has entered into the Transition Services Agreement substantially in the form of Exhibit B (the “Transition Services Agreement”).

7.1.8 Financing. That Purchaser has obtained financing sufficient to consummate the transactions contemplated hereby on terms satisfactory to Purchaser in its good faith discretion.

7.1.9 Escrow Agreement. That Seller has executed and delivered the Indemnity Escrow Agreement to Purchaser.

7.1.10 Client Pipeline Report. That Seller has delivered to Purchaser a complete and accurate Client Pipeline Report setting forth the following information: Seller’s list of prospects for the *

7.1.11 Due Diligence. That Purchaser is satisfied with the results of its continuing business, legal and accounting due diligence regarding the Business and the Purchased Assets.

7.2 Conditions Precedent to Obligations of Seller. Seller’s obligations under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction, at or before the Closing, of the following conditions, any one or more of which may be waived at the option of Seller:

7.2.1 Representations, Warranties and Covenants.

(a) That all representations and warranties of Purchaser made in this Agreement or in any Exhibit, Schedule, or document delivered under this Agreement (including any Purchaser Ancillary Document), are true and correct in all material respects as of the date of this Agreement and at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing.

(b) That Purchaser has performed and complied with, in all material respects, all the covenants and agreements required by this Agreement to be performed or complied with before the Closing.

(c) That Seller has received a certificate, dated as of the Closing Date, executed on behalf of Purchaser by an authorized officer thereof, certifying in such detail as Seller reasonably requests that the conditions specified in Sections 7.2.1(a) and (b) have been fulfilled.

7.2.2 Closing Documents. That Purchaser has delivered to Seller the documents and other items identified in Section 8.2.

7.2.3 Governmental Consents or Approvals. That each of the approvals, consents, or waivers of any Governmental Entity listed on Schedules 5.1.3 and 5.2.3 has been obtained.

7.2.4 No Adverse Proceedings. That no suit, action, claim, or governmental proceeding is pending against, and no order, decree, or judgment of any court, agency, or other Governmental Entity has been rendered against, any party that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

7.2.5 Escrow Agreement. That Purchaser has executed and delivered the Indemnity Escrow Agreement to Seller.

7.2.6 Transition Services Agreement. That Purchaser has entered into the Transition Services Agreement substantially in the form of Exhibit B.

* CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 8

DOCUMENTS TO BE DELIVERED AT THE CLOSING

8.1 Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Purchaser the following, at the expense of Seller and in proper form for recording where appropriate:

8.1.1 Transfer Documents. Such bills of sale, assignments, and other good and sufficient instruments of transfer as Purchaser reasonably requests conveying and transferring to Purchaser title to the Purchased Assets.

8.1.2 Certified Resolutions. Certified resolutions of the Boards of Directors of Seller approving the execution and delivery of this Agreement and the Seller Ancillary Documents and authorizing the consummation of the transactions contemplated by this Agreement and such Seller Ancillary Documents.

8.1.3 Officer’s Certificate. A certificate, dated the Closing Date, executed on behalf of the Seller in the form described in Section 7.1.1.

8.1.4 Good Standing Certificates. Governmental certificates showing that Seller is duly incorporated and in good standing in the state or jurisdiction of its incorporation and in good standing in each state listed on Schedule 5.1.1, certified as of a date not more than five days before the Closing Date.

8.1.5 Other Documents. Such additional information and materials as Purchaser reasonably requests.

8.2 Documents to be Delivered by Purchaser. At the Closing, Purchaser shall deliver to Seller, at the expense of Purchaser:

8.2.1 Purchase Price. A wire transfer to Seller of immediately available funds in the amount of the Cash Portion of the Purchase Price less the Escrow Deposit as provided in Section 3.1.

8.2.2 Escrow Deposit. A wire transfer to the Indemnity Escrow Agent of immediately available funds in the amount of the Escrow Deposit, as provided in Section 3.1.

8.2.3 Assumption Agreement. Such assumption agreements in substantially the form of Exhibit C as Seller reasonably requests relating to Purchaser’s assumption of the Assumed Liabilities.

8.2.4 Certified Resolutions. Certified resolutions of the Board of Directors of Purchaser approving the execution and delivery of this Agreement and the Purchaser Ancillary Documents and authorizing the consummation of the transactions contemplated by this Agreement and such Purchaser Ancillary Documents.

8.2.5 Officer’s Certificate. A certificate, dated the Closing Date, executed on behalf of Purchaser in the form described in Section 7.2.1.

8.2.6 Good Standing Certificates. Governmental certificates showing that Purchaser is duly organized and in good standing in the state of its organization certified as of a date not more than five days before the Closing Date.

8.2.7 Other Documents. Such additional information and materials as Seller reasonably requests.

ARTICLE 9

POST-CLOSING COVENANTS

9.1 Employee Benefits Plans. No portion of the assets of any Employee Plan, Pension Plan, or any other plan, fund, program, or arrangement, written or unwritten, sponsored or maintained by Seller (and no amount attributable to any such plan, fund, program, or arrangement) will be transferred to Purchaser, and Purchaser is not required to continue any such plan, fund, program, or arrangement after the Closing Date.

9.2 Maintenance of Books and Records. Seller shall preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by Seller relating to any of the assets or liabilities of the Business, or the operation of the Business, before the Closing Date. After the Closing Date, where there is a legitimate purpose, Seller shall provide Purchaser with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (1) the officers and employees of Seller and (2) the books of account and records of Seller, but, in each case, only to the extent relating to the assets, liabilities or business of the Business before the Closing Date, and Purchaser and its representatives may make copies of such books and records. Purchaser will reimburse Seller for any reasonable and necessary out-of-pocket costs incurred by Seller in connection with such access and audit.

9.3 Payments Received. After the Closing, each party shall hold and promptly transfer and deliver to the other party, from time to time as and when received by it, any cash, checks with appropriate endorsements (using its best efforts not to convert such checks into cash), or other property that it receives on or after the Closing that properly belongs to the other party. From and after the Closing, Purchaser may endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Business after the Closing, and Seller may endorse without recourse the name of Purchaser on any check or other evidences of indebtedness received by Seller on account of Seller products and services other than the Business after the Closing.

9.4 Use of Name. From and after the Closing Date, Seller shall sign such consents and take such other action as Purchaser reasonably requests in order to permit Purchaser to use the name RESX and variants thereof. From and after the Closing Date, Seller shall not use (1) the name RESX or any confusingly similar names in connection with any of its other products or services and (2) the registered trademarks listed in Schedule 1.2.5 consisting of the mark “resx” with the stylized “x” in connection with any of its products or services (“Stylized Mark”). Nothing herein is intended to prohibit Seller from using the names set forth on Schedule 9.4 for its other products and services in use on the date of this Agreement. Seller hereby grants to Purchaser a license to use the Stylized Mark in connection with the marketing and branding of the RESX product but for no other purpose from the date of Closing through and including December 31, 2012.

9.5 UCC Matters. From and after the Closing Date, Seller shall promptly refer all inquiries with respect to ownership of the Purchased Assets or ownership of the Business to Purchaser. In addition, Seller shall execute such documents and financing and termination statements as Purchaser requests to evidence transfer of the Purchased Assets to Purchaser and the release of any Liens therefrom.

9.6 Covenant *. Until the * of the Closing Date (such period being referred to herein as the “* Term”), *.

(a) *

(b) cause or attempt to cause (1) any distributor, reseller, or customer of the Business to terminate any contract or relationship with the Business after the Closing, or (2) any supplier from whom the Business purchases products or services to terminate any supply or other similar contract or relationship with the Business.

In addition, for * after any such employee is hired by Purchaser, *.

Seller acknowledges that the geographic boundaries, scope of prohibited activities, and the * Term contained in this Section 9.6 are reasonable and no broader than necessary to protect the investment by Purchaser in the Purchased Assets and Purchaser’s and its Affiliates’ ongoing interests in the Business and do not and will not impose any unreasonable burden upon Seller or its Affiliates. Seller acknowledges that (1) any breach by it of this Section 9.6 could cause irreparable damage to Purchaser for which monetary damages and other remedies at law would not be adequate, and (2) in addition to any other remedies available to Purchaser, Purchaser may obtain, without posting any bond whatsoever, a restraining order, an injunction, specific performance, or other form of equitable or extraordinary relief from any court of competent jurisdiction to restrain any threatened or further breach of this Section 9.6 or to require Seller to perform its obligations under this Section 9.6. If, during any calendar month during the * Term, Seller is not in compliance with this Section 9.6, Purchaser may, in addition to all other remedies to which it may be entitled, specifically enforce such non-complying party’s compliance with this Section 9.6 for an additional number of calendar months (over and above the number of calendar months included within the * Term) equal to the number of calendar months during which such noncompliance occurred. Seller hereby agrees to waive any requirement for proof of actual damages in any proceeding for equitable or extraordinary relief.

9.7 Post-Closing Confidentiality. Except as otherwise provided herein, from and after the Closing, Seller shall, and shall cause its Affiliates to, keep secret and retain in strictest confidence and not use for the benefit of itself or others or disclose to anyone outside of Purchaser and its Affiliates, all confidential matters relating to the Business or the Purchased Assets, including “know how,” trade secrets, customer lists, supplier lists, details of consultant and employment contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, technical processes, designs and design projects, processes, inventions, software, source codes, object codes, systems documentation and research projects and other business affairs (“Confidential Information”), other than information that is or becomes generally available to the public other than as a result of disclosure by Seller or its Affiliates. Notwithstanding the foregoing, Seller may use Confidential Information that relates to aspects of Seller’s business operations other than the Business, even if such Confidential Information is also used in the Business, on condition that Seller (1) uses the same care and discretion to avoid disclosure, publication or dissemination of the Confidential Information as it uses with its other similar information that it does not wish to disclose, publish or disseminate, but in no case less than a reasonable standard of care and discretion and (2) uses the Confidential Information only as necessary to operate Seller’s other business operations. It will not constitute a breach of Seller’s obligations under this Section 9.7 if Seller or its Affiliate discloses

* CONFIDENTIAL TREATMENT REQUESTED

Confidential Information that Seller or such Affiliate is required by law to disclose, on the condition that Seller (1) provides Purchaser with prompt notice of such required disclosure so that Purchaser may attempt to obtain a protective order, (2) cooperates with Purchaser, at Purchaser’s expense, in obtaining such protective order, and (3) only discloses such Confidential Information that it is absolutely required to disclose as advised by counsel. Without limiting the foregoing, any Confidential Information of Seller delivered with or related solely to the Business or the Purchased Assets will become Confidential Information of Purchaser after the Closing, subject to this Section 9.7. Notwithstanding the foregoing, nothing herein is intended to restrict Seller from providing services under the Transition Services Agreement or any Multi-Product Contract or Nonassignable Contract, or from exercising any rights under licenses related to the Business which are granted by Purchaser to Seller as contemplated herein.

9.8 Certain Tax Matters. Purchaser shall pay all sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign, and all recording or filing fees, notarial fees, and other similar costs of Closing with respect to the transfer of the Purchased Assets or otherwise on account of this Agreement or the transactions contemplated hereby. Seller shall indemnify Purchaser against any liability, direct or indirect, for any Taxes imposed on Purchaser or with respect to the Purchased Assets that are attributable to any taxable periods ending on or before the Closing Date or with respect to the allocable portion of any taxable period that includes but does not end on the Closing Date.

ARTICLE 10

SURVIVAL, LIMITATIONS ON LIABILITY AND INDEMNIFICATION

10.1 Survival of Representations, Warranties, and Covenants.

10.1.1 Except as to the representations and warranties contained in Sections 5.1.1, 5.1.2, 5.1.3, 5.2.1, 5.2.2 and 5.2.3, which will survive the Closing and remain in effect indefinitely, the representations and warranties of Seller and of Purchaser contained in this Agreement will survive the Closing until the expiration of * from the Closing Date. The parties shall not pursue, and hereby irrevocably waive, any claim for indemnification or otherwise with respect to any of such matters unless such claim is asserted by notice given as required under this Agreement for such claim within such specified period of survival. Any claim for an Indemnifiable Loss (as defined in Section 10.2) or other claim asserted within such period of survival as herein provided will be deemed to have been timely made for purposes hereof.

10.1.2 Unless a specified post-Closing survival period is stated in this Agreement (in which event such specified period will control), any covenants in this Agreement that by their nature extend beyond the Closing will survive the Closing for a period of * .

10.2 Limitations on Liability.

10.2.1 For purposes of this Agreement, (1) “Indemnity Payment” means any amount of Indemnifiable Losses required to be paid under this Agreement, (2) “Indemnitee” means any Person entitled to indemnification under this Agreement, (3) “Indemnifying Party” means any Person required to provide indemnification under this Agreement, (4) “Indemnifiable Losses” means all damages, losses,

* CONFIDENTIAL TREATMENT REQUESTED

liabilities, obligations, costs and expenses, and all claims, demands or suits (by any Person, including any Governmental Entity), including the expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto and including reasonable attorneys’ fees and expenses in connection therewith with respect to any Third Party Claim, (5) “Third Party Claim” means any claim, action, or proceeding made or brought by any Person who or that is not a party to this Agreement or an Affiliate of a party to this Agreement, (6) “Direct Losses” means all damages, losses, liabilities, and obligations arising from a Direct Claim and not a Third Party Claim and (7) “Direct Claim” means any claim, action or proceeding made or brought by one party to this Agreement against the other party for breach of this Agreement which does not arise from or is not related to a Third Party Claim.

10.2.2 Notwithstanding any other provision hereof or of any applicable Law, no party shall make a claim against the other party in respect of any Direct Claim unless and until the aggregate amount of Direct Claims asserted against the breaching party for Direct Losses exceeds * in which event the non-breaching party may make a claim against the breaching party to the extent of the full amount of Direct Losses. Except in respect of a breach by Seller of Section 5.1.8 or Section 9.6, neither party shall otherwise be liable to the other with respect to Direct Claims or other claims related to the Business, whether arising in contract, tort, or otherwise, to the extent (but only to the extent) that the aggregate amount of any such claims exceeds the amount actually paid by Purchaser to Seller under this Agreement. This Section 10.2.2 shall not apply to any Third Party Claims.

10.3 Indemnification.

10.3.1 Subject to Sections 10.1 and 10.2, Seller shall indemnify and defend Purchaser and its Affiliates and directors, officers, partners, employees, agents, and representatives against all Indemnifiable Losses arising from a Third Party Claim to the extent relating to, resulting from, or arising out of:

(1) any breach of a representation or warranty of Seller under this Agreement or any certificate or other document delivered under this Agreement;

(2) any breach or nonfulfillment of any agreement or covenant of Seller under this Agreement or any certificate or other document delivered under this Agreement;

(3) any Retained Liabilities;

(4) the conduct of any part of the Business or the use or ownership of any of the Purchased Assets before or on the Closing Date.

10.3.2 Subject to Sections 10.1 and 10.2, Purchaser shall indemnify and defend Seller and its Affiliates and directors, officers, partners, employees, agents, and representatives against all Indemnifiable Losses arising from a Third Party Claim to the extent relating to, resulting from, or arising out of:

(1) any breach of a representation or warranty of Purchaser under this Agreement or any certificate or other document delivered under this Agreement;

* CONFIDENTIAL TREATMENT REQUESTED

(2) any breach or nonfulfillment of any agreement or covenant of Purchaser under this Agreement or any certificate or other document delivered under this Agreement;

(3) any Assumed Liabilities; and

(4) the conduct of any part of the Business or use or ownership of any of the Purchased Assets after the Closing Date.

10.4 Defense of Claims.

10.4.1 If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 calendar days after receipt of such notice of such Third Party Claim. Such notice must describe the Third Party Claim in reasonable detail, include copies of all material written evidence thereof and indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or might be sustained by the Indemnitee. The Indemnifying Party may participate in, or, by giving written notice to the Indemnitee, assume, the defense of any Third Party Claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee shall cooperate in good faith in such defense.

10.4.2 If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party under Section 10.4.1, an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 10.4.1, the Indemnifying Party shall not be liable for any legal expenses incurred by the Indemnitee in connection with the defense thereof after receipt of such written notice; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party shall be liable for all reasonable expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim that would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder.

10.4.3 A failure to give timely notice or to include any specified information in any notice as provided in Sections 10.4.1 or 10.4.2 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party that was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

10.4.4 Offset. Purchaser may offset the amount of any Indemnifiable Losses for which it is entitled to indemnification from any Indemnifying Party under this Article 10 against any amounts then owing by Purchaser to Seller. Without limiting the generality of the foregoing Purchaser may withhold payment of any such amounts otherwise due to Seller to satisfy any Indemnifiable Losses that are the subject of any claim for indemnification under this Article 10 until the earlier of (1) such time as Purchaser and Seller have agreed in writing on the amount of Indemnifiable Losses to which Purchaser is entitled in respect of such claim or (2) until such claim has been resolved by a final judgment of a court of competent jurisdiction or an administrative agency having the authority to determine the amount of, and liability with respect to, the item resulting in such Indemnifiable Loss for which indemnification is sought and the denial of, or expiration of all rights to, appeal related thereto.

10.4.5 Adjustment to Purchase Price. Any Indemnity Payment hereunder will be treated as an adjustment to the Purchase Price.

10.5 Direct Claims. The non-breaching party shall give written notice to the breaching party of any Direct Claim. The breaching party shall be entitled to twenty (20) calendar days to cure the breach. If the breaching party has not cured the breach within such twenty (20) day period, the non-breaching party may pursue any and all remedies available to it at law or in equity. In addition, in the event of Seller’s uncured breach, Purchaser may pursue those remedies available to it under the Indemnity Escrow Agreement.

10.6 NOTWITHSTANDING ANY PROVISION CONTAINED HEREIN TO THE CONTRARY, EXCEPT IN CONNECTION WITH THIRD PARTY CLAIMS, EACH PARTY’S LIABILITY FOR ANY LOSS OF OR DAMAGE TO REVENUES, PROFITS OR GOODWILL OR OTHER SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”), RESULTING FROM ITS PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THE TERMS OF THIS AGREEMENT SHALL BE LIMITED AS FOLLOWS:

(a)	IF THE CLAIM RELATES TO A PARTICULAR CONTRACT OR CUSTOMER, CONSEQUENTIAL DAMAGES SHALL BE LIMITED TO * FOR THE * PERIOD IMMEDIATELY PRECEDING THE CLOSING.

(b)	FOR ALL OTHER CLAIMS, THERE SHALL BE NO LIABILITY FOR CONSEQUENTIAL DAMAGES.

ARTICLE 11

TERMINATION

11.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time before the Closing as follows:

11.1.1 By the mutual written consent of Purchaser and Seller;

11.1.2 By either party if the Closing has not occurred within 60 days of the date of this Agreement, but only if the party seeking to terminate is not then in material default or breach of this Agreement;

11.1.3 By either party if there has been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof; or

* CONFIDENTIAL TREATMENT REQUESTED

11.1.4 By either party if, before the Closing Date, the other party is in material breach of this Agreement and such breach has not been cured within five business days after receipt of written notice of breach served by the party claiming such breach, but only if the party seeking to terminate is not then in material default or breach of this Agreement.

11.2 Effect of Termination. If this Agreement is validly terminated in accordance with Section 11.1, this Agreement, except for Sections 11.2, 12.3, 12.5, 12.6, 12.8, 12.9, 12.11, 12.13, 12.14, and 12.16, shall become void and of no further force and effect and all obligations of the parties will terminate and there will be no liability or obligation of any party, except that nothing in this Section 11.2 will relieve any party from liability for its default under or breach of this Agreement before its termination.

ARTICLE 12

MISCELLANEOUS PROVISIONS

12.1 *

12.2 Notices.

12.2.1 Except as otherwise specified in this Agreement, for a notice or other communication under this Agreement to be valid, it must be in writing and the sending party must use one of the following methods of delivery: (1) personal delivery; (2) nationally recognized overnight courier (for example, Federal Express), with all fees prepaid; and (3) registered or certified mail, in each case return receipt requested and postage prepaid.

12.2.2 For a notice or other communication under this Agreement to be valid, it must be addressed to the receiving party at the one or more addresses listed below for the receiving party or to any other address designated by the receiving party in a notice in accordance with this Section 12.2.

If to Seller:

TRX, Inc.

2970 Clairmont Road, Suite 400

Atlanta, Georgia 30329

Attention: David Cathcart, Chief Financial Officer

If to Purchaser:

nuTravel Technology Solutions, LLC

181 Westchester Avenue, Suite 302

Port Chester, NY 10573

Attention: Carmine Carpanzano, President & CEO

with a copy to, which copy will not constitute notice:

Richard M. Vicenzi, Esq.

28 Orchard Hill Road

Westport, CT 06880

12.2.3 Subject to Section 12.2.4, a valid notice or other communication under this Agreement will be effective when received by the receiving party. A notice or other communication will be deemed to have been received as follows:

(1)	if it is delivered in person or sent by registered or certified mail or by nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt; and

* CONFIDENTIAL TREATMENT REQUESTED

(2)	if the receiving party rejects or otherwise refuses to accept it, or if it cannot be delivered because of a change in address for which no notice was given, then upon that rejection, refusal or inability to deliver.

12.2.4 If a notice or other communication is received after 5:00 p.m. on a business day at the location specified in the address for the receiving party, or on a day that is not a business day, then the notice will be deemed received at 9:00 a.m. on the next business day.

12.3 Expenses. Except as otherwise expressly provided herein, Seller shall pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein. Purchaser shall pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

12.4 Assignment of Agreement. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and permitted assigns, but neither party shall assign any part of its rights or delegate any part of its obligations under this Agreement without the prior written consent of the other party, and neither party shall unreasonably withhold its consent to such a request; provided, however, that (1) Purchaser may sell or transfer any or all of the Purchased Assets following the Closing Date, (2) before the Closing, upon notice to Seller, Purchaser may assign or delegate to any direct or indirect wholly-owned subsidiary of Purchaser the right to acquire part or all of the Purchased Assets and its obligation to assume any Assumed Liabilities in connection therewith, and (3) Purchaser may make a collateral assignment of its rights under this Agreement to any lender who provides funds to Purchaser for the acquisition of the Purchased Assets. Seller shall execute acknowledgements of such assignment(s) and collateral assignments in such forms as Purchaser or Purchaser’s lender(s) may from time to time reasonably request. In the event of such a proposed assignment by Purchaser, this Agreement shall inure to the benefit of and be binding upon Purchaser’s assigns. Any attempted assignment or delegation or transfer in violation of this Section will be void.

12.5 Waiver. No waiver of satisfaction of a condition or nonperformance of an obligation under this Agreement will be effective unless it is in writing and signed by the party granting the waiver, and no such waiver will constitute a waiver of satisfaction of any other condition or nonperformance of any other obligation.

12.6 Entire Agreement. This Agreement, including its Exhibits and Schedules, the Confidentiality Agreement and any other documents and instruments delivered under this Agreement, constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all other oral or written proposals, negotiations and other communications relating thereto.

12.7 Amendments. No amendment of this Agreement will be effective unless it is in writing and signed by both parties.

12.8 Rights of the Parties. Except as provided in Section 12.4, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person other than the parties and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

12.9 Brokers. Each party shall indemnify the other party against any losses and liabilities incurred by the indemnified party relating to any claims by any broker, finder, or financial advisor for fees, commission or other compensation as a result of actions taken by the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

12.10 Further Assurances. On one or more occasions, as and when requested by either party, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

12.11 Governing Law. The laws of the State of New York, without giving effect to principles of conflict of laws, govern all matters arising under this Agreement, including all tort claims.

12.12 Severability. If any provision of this Agreement is unenforceable to any extent, the remainder of this Agreement, or application of that provision to any persons or circumstances other than those as to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by law.

12.13 Counterparts. The parties may sign this Agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument.

12.14 Titles and Headings. The titles and headings of this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement.

12.15 Passage of Title and Risk of Loss. Legal title, equitable title, and risk of loss with respect to the Purchased Assets will not pass to Purchaser until such Purchased Assets are transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting, and other computational purposes as of 11:59 P.M. (Pacific Time) on the last day of the month closest to the Closing Date (which may be before or after the Closing Date).

12.16 Certain Interpretive Matters and Definitions.

12.16.1 Unless the context otherwise requires, (1) all references to Sections, Articles, Schedules, or Exhibits are to Sections, Articles, Schedules, or Exhibits of or to this Agreement, (2) each term defined in this Agreement has the meaning assigned to it, (3) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (4) “or” shall mean “and/or,” (5) words in the singular include the plural and vice versa, (6) “affiliate” or “Affiliate” has the meaning given to such term in Rule 12b-2 of Regulation 12B under United States Securities Exchange Act of 1934, as amended , (vii) words of any gender shall include each other gender, (8) “include,” “including,” and their derivatives shall mean “including without limitation,” and (9) “person” or “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity or Governmental Entity. All references to “$” or dollar amounts will be to lawful currency of the United States of America.

12.16.2 No provision of this Agreement will be interpreted in favor of, or against, either of the parties by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

[SIGNATURE PAGE FOLLOWS]

The parties are signing this Agreement on the date stated in the introductory clause.

TRX, INC.

By:	/s/ H. Shane Hammond
Name: H. Shane Hammond
Title: Chief Executive Officer

TRX TECHNOLOGY SERVICES, L.P., D/B/A RESX TECHNOLOGIES

By:	/s/ H. Shane Hammond
Name: H. Shane Hammond
Title: President

nuTRAVEL TECHNOLOGY SOLUTIONS, LLC

By:	/s/ Carmine Carpanzano
Name: Carmine Carpanzano
Title: President & CEO

EXHIBIT A

INDEMNITY ESCROW AGREEMENT

This Indemnity Escrow Agreement (this “Escrow Agreement”) is dated November 3, 2011 and is between nuTravel Technology Solutions, LLC, a Delaware limited liability company (“Purchaser”), TRX, Inc., a Georgia corporation (“Seller”), and Coleman Talley LLP, as escrow agent (“Escrow Agent”).

Purchaser and Seller have executed and delivered that certain Asset Purchase Agreement, dated November 3, 2011 (the “Asset Purchase Agreement”), which Asset Purchase Agreement provides for the transfer by Seller to Purchaser of certain of the assets, rights and properties used in connection with the operation of the Business and the assumption by Purchaser of certain obligations and liabilities relating to the Business, on the terms and subject to the conditions set forth in the Asset Purchase Agreement. The parties have agreed that Purchaser will deposit $200,000 of the Purchase Price into escrow (the “Escrow Deposit”) to be distributed as provided herein.

Capitalized terms used but not otherwise defined in this Escrow Agreement have the respective meanings stated in the Asset Purchase Agreement.

Purchaser, Seller and Escrow Agent therefore agree as follows:

1. Escrow Deposit.

(a) On the date of this Agreement, Purchaser shall deliver the Escrow Deposit to the Escrow Agent in accordance with Section 3.1 of the Asset Purchase Agreement. Purchaser shall deliver the Escrow Deposit to the Escrow Agent by wire transfer of immediately available funds. In the case of a distribution to Purchaser or any Purchaser Indemnitee of any amounts distributed from the Escrow Deposit, Escrow Agent shall deliver such funds by wire transfer of immediately available funds.

(b) Escrow Agent shall hold the Escrow Deposit in a separate account (the “Escrow Account”) for the benefit of Purchaser and Seller as provided in this Escrow Agreement.

(c) Escrow Agent shall maintain a bookkeeping account (the “Account”) reflecting (i) the Escrow Deposit delivered under this Agreement plus (ii) all amounts earned on the Escrow Deposit, and less (iii) the portion of all amounts distributed in accordance with Sections 3(c) or 4.

2. Acceptance of Appointment as Escrow Agent. Escrow Agent hereby accepts the appointment as Escrow Agent. Escrow Agent shall hold and distribute the Escrow Deposit in accordance with the terms of this Escrow Agreement.

3. Distributions; Investments; Taxes.

(a) Pending disbursement of the Escrow Deposit, Escrow Agent shall invest in Permitted Investments the Escrow Deposit and any cash income earned or otherwise distributed on the Escrow Deposit. All cash dividends and other cash income earned or otherwise distributed on the Escrow Deposit will, until disbursed, also constitute a part of the Escrow Deposit and Escrow Agent shall, pending disbursement, invest in Permitted Investments such cash dividends other cash income.

(b) As and when any amount of the Permitted Investments is needed for a payment under this Escrow Agreement, Escrow Agent shall cause a sufficient amount of the Permitted Investments to be converted into cash, if and to the extent there are Permitted Investments. Purchaser and Seller shall jointly select in writing to Escrow Agent the investments or types of investments to be so converted. None of Seller, Escrow Agent or Purchaser is liable for any loss of principal or income due to the choice of Permitted Investments in which any of the Escrow Deposit or any income earned on the Escrow Deposit is invested or the Permitted Investments sold or converted in accordance with this Section 3(b).

(c) Notwithstanding any other provision hereof, Escrow Agent shall distribute to Seller, on a quarterly basis on or before the tenth day of January, April, July, and October, an amount equal to the product of the Effective Tax Rate (as reasonably computed and provided to Escrow Agent by the Purchaser and Seller jointly in writing) times the taxable cash interest, cash dividends and other cash income earned on the Escrow Deposit. For this purpose, the “Effective Tax Rate” means the actual effective combined federal, state and local income tax rate applicable to Seller.

(d) For tax purposes, the Escrow Deposit is property of Seller and all cash interest, cash dividends and other cash income earned on the Escrow Deposit will be income of Seller and all parties (other than Escrow Agent) shall file all Tax Returns consistent with such treatment. If, notwithstanding the foregoing, there is a determination by the Internal Revenue Service or any other tax authority that Purchaser has Tax liabilities as a result of the income generated on the Escrow Deposit, (i) Seller shall pay to Purchaser all amounts previously distributed to Seller under Section 3(c) with respect to such Taxes, plus interest at the rate specified by the Internal Revenue Code and corresponding provisions of applicable state and local laws, provided that Seller is not required to pay Purchaser any such amounts that were applied by Seller to pay Taxes on such funds for which Purchaser will receive a tax credit, and (ii) Seller shall thereafter no longer have any right to receive payments under Section 3(c). Upon receiving written notice of such determination, Escrow Agent shall thereafter make distributions under Section 3(c) to Purchaser.

4. Distribution of Escrow Deposit to the Purchaser Indemnitees. Escrow Agent shall disburse to the applicable Purchaser Indemnitee such portion of the Escrow Deposit as necessary to pay the Indemnifiable Losses for which such Purchaser Indemnitee is entitled to indemnity under Article 10 of the Asset Purchase Agreement. Escrow Agent shall make such payment not more than ten days after (i) the delivery to Escrow Agent of written instructions signed by Purchaser and Seller specifying an amount to be paid from the Escrow Deposit to a Purchaser Indemnitee or (ii) the delivery to Escrow Agent of a copy of a Final Determination establishing the Purchaser Indemnitee’s right to indemnity under the Asset Purchase Agreement with respect to such damages.

5. Segregation of the Escrow Deposit.

(a) Notwithstanding any other provision of this Escrow Agreement to the contrary, Escrow Agent shall restrict from release such portion of the Escrow Deposit (other than that portion of the Escrow Deposit that is at the time necessary to make a payment required under Section 4) as may be necessary to satisfy all Pending Claims, and shall hold such portion in accordance with this Section 5.

(b) Escrow Agent shall restrict any portion of the Escrow Deposit restricted under Section 5(a) until Escrow Agent is directed to release such Escrow Deposit by (i) written instruction signed by Purchaser and Seller instructing Escrow Agent how to pay all or any portion of such segregated

Escrow Deposit or (ii) the delivery to Escrow Agent of a copy of a Final Determination establishing or denying the Purchaser Indemnitee’s right to payment under Section 4. Escrow Agent shall distribute the released Escrow Deposit to the persons entitled thereto as specified in such joint written instruction or the Final Determination, as applicable.

6. Distribution of Escrow Deposit to Seller. Not later than the fifth business day after the Expiration Date, Escrow Agent shall distribute to Seller the remaining Escrow Deposit minus that portion of the Escrow Deposit that is then being restricted with respect to Pending Claims under Section 5, which Escrow Agent shall release and distribute in accordance with Section 5(b).

7. Rights and Responsibilities of Escrow Agent.

(a) The duties, responsibilities and obligations of Escrow Agent are limited to those expressly set forth herein and no duties, responsibilities or obligations are to be inferred or implied. Escrow Agent is not required to comply with (1) any other agreement between or among Seller or Purchaser or to which Seller or Purchaser is a party, even though reference thereto may be made herein, or (2) any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from Seller or Purchaser or any entity acting on the respective behalf of any of them. Escrow Agent is not required to, and will not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(b) If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Escrow Deposit (including but not limited to orders of attachment of garnishment or other forms of levies of injunctions or stays relating to the transfer of the Escrow Deposit), Escrow Agent is hereby authorized to comply therewith in any manner as it is or its legal counsel of its own choosing deems appropriate, and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent will not be liable to Purchaser, Seller or the Purchaser Indemnitees even though such order, judgment, decree, writ of process is subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(c) Escrow Agent is not liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of its gross negligence or willful misconduct. Escrow Agent will not be liable (1) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document delivered in accordance with this Escrow Agreement by Seller and/or Purchaser, (2) for any consequential, punitive or special damages, (3) for the acts or omissions of its nominees, correspondents, designees, subagents or sub-custodians identified to, and approved by Seller and Purchaser in writing prior to appointment, or (4) for an amount in excess of the value of the Escrow Deposit, valued as of the applicable date of such act, omission, loss or injury.

(d) Escrow Agent may consult with legal counsel at the expense of Purchaser and Seller as to any matter relating to this Escrow Agreement, and Escrow Agent will not incur any liability for acting in good faith in accordance with any advice from such counsel.

(e) Escrow Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation of governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(f) Unless otherwise specifically set forth herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. Escrow Agent will not be required or have any duty, to notify anyone of any payment or maturity under the terms of an instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege that may be afforded to the holder of any such security.

(g) Escrow Agent shall provide to Purchaser and Seller monthly statements identifying transactions, transfers or holdings of the Escrow Deposit and each such statement will be deemed to be correct and final upon receipt thereof by Purchaser and Seller unless Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of delivery of such statement.

(h) Escrow Agent will not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

(i) Escrow Agent is hereby authorized to comply with and rely upon any notices, instruction or other communications believed by it to have been sent or given by the Purchaser or Seller or by the person or persons authorized by Purchaser or Seller.

(j) Purchaser will be 50% liable and Seller will be 50% liable for and shall indemnify Escrow Agent against any and all claims, losses, liabilities, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Escrow Agreement (including but not limited to Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence of willful misconduct on its part), except for Losses caused by Escrow Agent’s gross negligence or willful misconduct.

(k) Purchaser and Seller may remove Escrow Agent at any time upon thirty (30) calendar days’ prior joint written notice to Escrow Agent. Escrow Agent may resign at any time by giving Purchaser and Seller fifteen (15) calendar days’ prior written notice thereof. If a successor Escrow Agent has not been appointed by mutual written agreement of Purchaser and Seller within ten (10) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid 50% by Purchaser and 50% by Seller. Upon receipt of the identity of the successor Escrow Agent, Escrow Agent shall either deliver the Escrow Deposit then held hereunder to the successor Escrow Agent, less Escrow Agent’s fees, costs and expenses or other obligations owed to Escrow Agent, or hold such Escrow Deposit (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon delivery of the Escrow Deposit to successor Escrow Agent, Escrow Agent will have no further duties, responsibilities or obligations hereunder.

(l) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may refrain from taking any action other than retaining possession of the Escrow Deposit, unless Escrow Agent receives written instructions, signed by Purchaser and Seller, that eliminates such ambiguity or uncertainty. In the event of any dispute between or conflicting claims by Purchaser and Seller and/or any other person or entity with respect to any Escrow Deposit, Escrow Agent may refuse to comply with any claims, demands or instruction with respect to such Escrow Deposit so long as such dispute or conflict continues, and Escrow Agent will not be or become liable to Purchaser or Seller for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent may refuse to act until either (1) such conflicting or adverse claims or demands have been (A) determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal or (B) settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (2) Escrow Agent has received sufficient security or indemnity against any and all Losses that it may incur by reason of so acting. In addition, Escrow Agent may commence an interpleader action or seek other judicial relief or orders as it may deem, in its discretion, necessary. The expenses (including reasonable attorneys’ fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid 50% by Purchaser and 50% by Seller.

8. Fees and Expenses of Escrow Agent. Purchaser and Seller shall (1) pay Escrow Agent a fee for its services under this Escrow Agreement as provided in the Agency Fee Letter attached as Exhibit A and (2) reimburse Escrow Agent for expenses (including reasonable attorney’s fees) actually incurred by Escrow Agent in connection with its duties under this Escrow Agreement (collectively, “Escrow Agent Fees and Expenses”). All Escrow Agent Fees and Expenses will be paid first out of cash interest, cash dividends, and other cash income earned on the Escrow Deposit and then, to the extent of any shortfall, 50% by Purchaser and 50% by Seller.

9. Certain Definitions. For purposes of this Escrow Agreement:

“Expiration Date” means November 2, 2013.

“Final Determination” means a final judgment establishing a Purchaser Indemnitee’s right to reimbursement, and the denial of, or expiration of all rights to, appeal related thereto, which judgment is by a court of competent jurisdiction or an administrative agency having the authority to determine the amount of, and liability with respect to, the item resulting in Indemnifiable Losses for which reimbursement is sought hereunder.

“Pending Claims” means unresolved claims that are the subject of indemnification claims properly delivered by Purchaser to Seller pursuant to section 10.4.1 of the Asset Purchase Agreement prior to the Expiration Date.

“Permitted Investments” means (1) money market funds consisting of short-term U.S. Treasury securities, (2) obligations of or guaranteed by the United States of America or any agency thereof, either outright or in connection with repurchase agreements covering such obligations, or obligations of or guaranteed by any state or political subdivision thereof with a maturity not later than six months from the date of investment, (3) certificates of deposit or bankers’ acceptances issued by Escrow Agent or by any other national or state-chartered bank having total assets of at least $500,000,000 with a maturity not later than six months from the date of investment, and (4) such other investments as may be specified from time to time to Escrow Agent by joint written instructions of Purchaser and Seller.

10. Notices.

(a) Except as otherwise specified in this Escrow Agreement, for a notice, instruction or other communication under this Escrow Agreement to be valid, it must be in writing and the sending party must use one of the following methods of delivery: (1) personal delivery; (2) nationally recognized overnight courier (for example, Federal Express), with all fees prepaid; and (3) registered or certified mail, in each case return receipt requested and postage prepaid.

(b) For a notice or other communication under this Agreement to be valid, it must be addressed to the receiving party at the one or more addresses listed below for the receiving party or to any other address designated by the receiving party in a notice in accordance with this Section 10.

If to Seller:

TRX, Inc.

2970 Clairmont Road, Suite 400

Atlanta, Georgia 30329

Attention: David Cathcart, Chief Financial Officer

If to Purchaser:

nuTravel Technology Solutions, LLC

181 Westchester Avenue, Suite 302

Port Chester, NY 10573

Attention: Carmine Carpanzano, President & CEO

with a copy to, which copy will not constitute notice:

Richard M. Vicenzi, Esq.

28 Orchard Hill Road

Westport, CT 06880

If to Escrow Agent:

Coleman Talley LLP

910 North Patterson Street

Valdosta, Georgia 31601

Attention: Lisa W. Wannamaker

(c) Subject to Section 10(d), a valid notice or other communication under this Agreement will be effective when received by the receiving party. A notice or other communication will be deemed to have been received as follows:

(1)	if it is delivered in person or sent by registered or certified mail or by nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt; and

(2)	if the receiving party rejects or otherwise refuses to accept it, or if it cannot be delivered because of a change in address for which no notice was given, then upon that rejection, refusal or inability to deliver.

(d) If a notice or other communication is received after 5:00 p.m. on a business day at the location specified in the address for the receiving party, or on a day that is not a business day, then the notice will be deemed received at 9:00 a.m. on the next business day.

11. Assignment. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and permitted assigns, but no party shall assign any part of its rights or delegate any part of its obligations under this Agreement without the prior written consent of the other parties; provided, however, that (1) upon notice to Seller and Escrow Agent, Purchaser may assign its rights and delegate its obligations to any direct or indirect wholly-owned subsidiary of Purchaser or to any third party purchasing all or substantially all of the capital stock or assets of Purchaser and (2) Purchaser may make a collateral assignment of its rights under this Agreement to its lenders. Any attempted assignment or delegation or transfer in violation of this Section will be void.

12. Amendments; Waivers; Remedies Cumulative. No amendment of this Agreement will be effective unless it is in writing and signed by all parties. No waiver of satisfaction of a condition or nonperformance of an obligation under this Agreement will be effective unless it is in writing and signed by the party granting the waiver, and no such waiver will constitute a waiver of satisfaction of any other condition or nonperformance of any other obligation. The rights and remedies provided in this Agreement are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

13. Severability. If any provision of this Agreement is unenforceable to any extent, the remainder of this Agreement, or application of that provision to any persons or circumstances other than those as to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by law.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all other oral or written proposals, negotiations and other communications relating thereto.

15. Governing Law. The laws of the State of New York, without giving effect to principles of conflict of laws, govern all matters arising under this Agreement, including all tort claims.

16. Titles and Headings. The titles and headings of this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement.

17. Third Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person other than the Purchaser Indemnitees, the parties and their respective Affiliates any rights or remedies under or by reason of this Agreement.

18. Termination. This Agreement will terminate upon the distribution of the Escrow Deposit in full from the Account.

19. Counterparts. The parties may sign this Agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. This Agreement will be considered signed when the signature of a party is delivered by facsimile transmission or delivered by scanned image (e.g., as a “portable document format” or “.pdf” file) as an attachment to electronic mail (email), and such facsimile or scanned signature is to be treated in all respects as having the same effect as an original signature.

20. Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party may recover in such action its reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

21. Authorization of Transaction. Seller, Purchaser and Escrow Agent each hereby represents and warrants (1) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (2) that the execution, delivery and performance of this Escrow Agreement by it does not and will not violate any applicable law or regulation.

The parties are signing this Escrow Agreement on the date stated in the introductory clause.

TRX, INC.

By: /s/ H. Shane Hammond
Name: H. Shane Hammond
Title: Chief Executive Officer

nuTRAVEL TECHNOLOGY SOLUTIONS, LLC

By: /s/ Carmine Carpanzano
Name: Carmine Carpanzano
Title: President & CEO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

COLEMAN TALLEY LLP

By: /s/ Lisa W. Wannamaker
Name:	Lisa W. Wannamaker
Title:	Partner

EXHIBIT B

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is dated November 3, 2011 and is between TRX, Inc., a Georgia corporation (“Service Provider”), and nuTravel Technology Solutions, LLC, a Delaware limited liability company (“Purchaser”).

Service Provider and Purchaser entered into that certain Asset Purchase Agreement, dated November 3, 2011 (as such agreement is amended and supplemented from time to time, the “Asset Purchase Agreement”), under which Purchaser has agreed to acquire the Purchased Assets and assume the Assumed Liabilities of Service Provider, as more fully described in the Asset Purchase Agreement.

Purchaser desires that Service Provider perform, and Service Provider is willing to perform, the Services (as defined below) for Purchaser in accordance with and subject to the terms of this Agreement.

Service Provider and Purchaser therefore agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Terms Defined in the Asset Purchase Agreement. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings stated in the Asset Purchase Agreement.

1.2 Commercially Reasonable Efforts. For purposes of this Agreement, “commercially reasonable efforts” means, with respect to a given obligation, the efforts that a reasonable person in the obligated party’s position would use so as to perform that obligation as promptly as reasonably possible and, in the case of Service Provider, with the same level of diligence, quality and care as was used when Services were performed by the Service Provider on its own behalf prior to the date of this Agreement.

ARTICLE 2

SERVICES

2.1 Services. Until * (the “Transition Period”), Service Provider shall provide the services stated in Schedule A (each, a “Service,” and collectively, the “Services”) to Purchaser or to Purchaser’s Affiliates holding Purchased Assets (Purchaser and such Affiliates, collectively, the “Purchaser Entities,” and any Purchaser Entity, as recipient of a Service hereunder, a “Service Recipient”), in each case to the extent necessary to support the continued operation of the Business and to facilitate the orderly and effective transition of the Business from Service Provider to the Purchaser Entities.

2.2 Standard of Performance. Service Provider shall, and shall cause each other Person providing a Service to, perform each Service to any Service Recipient using commercially reasonable efforts. Without limiting the generality of the foregoing, Service Provider shall, and shall cause any other Person that provides Services or other obligations under this Agreement to, perform the Services (1) in compliance with all applicable Laws, (2) without infringing, misappropriating or violating the Intellectual Property rights of any third parties, (3) with respect to Services provided on behalf of Purchaser to Purchaser’s counterparties under Contracts assigned to Purchaser under the Asset

* CONFIDENTIAL TREATMENT REQUESTED

Purchase Agreement, in compliance with the terms of such Contracts, and (4) without discriminating for or against a Service Recipient with respect to providing such Services or taking such action in favor of any other business of Service Provider or any other Person. Other than to use commercially reasonable efforts to perform the Services, SERVICE PROVIDER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, AND EXPRESSLY EXCLUDES ANY WARRANTY OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE; provided, however, that this exclusion of warranties shall not apply with respect to the services provided to any counterparties under Contracts assigned to Purchaser under the Asset Purchase Agreement if Service Provider has not excluded such implied warranties in the Contract between Service Provider and such counterparty.

2.3 Means and Manner of Providing Services; Certain Limitations.

(a) Except as otherwise agreed upon by the parties, Service Provider shall use all commercially reasonable efforts to cause the Services to be performed by the individuals performing such Services for the benefit of the Service Provider immediately prior to the date of this Agreement. *

(b) Purchaser shall not, and shall cause the other Service Recipients not to, use or request Services hereunder, other than to the extent required for the operation of the Business or the facilitation of the orderly and effective transition of the Business from Service Provider to the Purchaser Entities during the Transition Period.

(c) Service Provider shall use commercially reasonable efforts *. Without limiting the generality of the foregoing, Service Provider and its Affiliates shall have exclusive control of all labor matters relating to any employees of Service Provider or any of its Affiliates, and Purchaser shall not, and shall cause the other Service Recipients not to, take any action affecting such matters.

(d) Purchaser shall, and shall cause each of the other Service Recipients to, use the Services provided hereunder in accordance with all applicable Laws. Service Provider may take all actions, including termination of any particular Service or Services in accordance with Section 4.3(b), that Service Provider reasonably believes to be necessary or appropriate to assure compliance with applicable Laws.

(e) Notwithstanding anything herein or in the Asset Purchase Agreement to the contrary, *.

2.4 Cooperation.

(a) Each party shall perform, or cause to be performed, all its obligations under this Agreement in good faith and shall use commercially reasonable efforts to cooperate with the other in all matters relating to the provision and receipt of the Services in order to facilitate the provision and receipt thereof.

* CONFIDENTIAL TREATMENT REQUESTED

(b) Purchaser and Service Provider shall each designate a transition coordinator to oversee, on behalf of such party, the coordination of Services and the transition (such designees, the “Transition Coordinators”). The initial Transition Coordinators are listed in Schedule B. Each party shall direct communications with respect to the Services and the transition process not requiring formal notice hereunder to the other party’s Transition Coordinator; provided, that, each party may direct communications regarding particular Services to the other party’s contact person(s) for such particular Services as listed in Schedule A. Either party may replace its Transition Coordinator or its contact person for any Service at any time upon no fewer than five (5) days’ prior written notice to the other party, which notice must contain contact information comparable in scope and detail to that listed in Schedule B for such party’s initial Transition Coordinator, in the case of a replacement of such party’s Transition Coordinator, or to that listed in Schedule A for the contact person for the applicable Service, in the case of a replacement of such party’s contact person for a particular Service. Service Provider shall make its Transition Coordinators reasonably available to Service Recipient for consultation regarding the Services during normal business hours and in manner that does not unduly interfere with the conduct or operation of Service Provider’s business.

2.5 Purchaser shall provide Service Provider with notice of all warranty claims, bug fixes or allegations of breach it receives from any customer with respect to the Purchased Assets, as soon as possible but in any event no later than * after receipt.

ARTICLE 3

PRICING AND PAYMENTS

3.1 Pricing. As consideration for the Services to be provided hereunder, Purchaser shall pay to Service Provider, beginning on the Closing Date and continuing for *

3.2 Invoices; Payments. Service Provider shall invoice Service Recipient * for the Services * the applicable Services are provided. Purchaser shall pay, or cause to be paid, such invoice(s) within * of such invoice(s). Purchaser shall make or cause to be made such payment(s) * of immediately available funds in accordance with the payment instructions stated in Schedule C or to such alternate account as specified by Service Provider in accordance with the notice provisions hereof.

3.3 Records and Audit Rights. Service Provider shall maintain complete and accurate records of, and supporting documentation for, the amounts billable to and payments made hereunder. With respect to any amounts billed by Service Provider * which are set forth in Section 3.1 above, upon the request of Service Recipient and with reasonable prior notice, during normal business hours and in a manner that will not unduly interfere with the operation of Service Provider’s businesses, Service Provider shall provide to Service Recipient documentation and supporting information with respect to each such invoice and payment and provide representatives of Service Recipient with reasonable access to the books, records, files and papers, whether in hard copy or computer format, used or held for use by Service Provider to permit, and Service Provider shall permit, an audit of the Services and any fees charged pursuant to this Agreement or any allocation of revenue, expenses or otherwise pursuant to this Agreement and verification of compliance with the terms of this Agreement. Purchaser will reimburse Service Provider for any third party out-of-pocket costs incurred by Service Provider in

* CONFIDENTIAL TREATMENT REQUESTED

connection with such access and audit unless the audit reveals that Purchaser has overpaid the amounts owed to Service Provider by * in which case Purchaser * for such costs * Service Provider will *

ARTICLE 4

TERM; TERMINATION

4.1 Term. This Agreement will become effective as of the Closing Date and, subject to this Section 4.1 and Sections 4.2, and 4.3 hereof, terminates upon the end of the Transition Period.

4.2 Termination by Purchaser or Service Provider. Purchaser may terminate this Agreement, * notice to Service Provider. Service Provider may terminate this Agreement if Purchaser breaches its * of the Asset Purchase Agreement and such breach has not been cured within * after receipt of written notice of breach served by Service Provider.

4.3 Termination by Either Party.

Either party may terminate this Agreement or any Service hereunder upon written notice to the other party if:

(a) the other party is in material breach of this Agreement and such breach has not been cured within * after receipt of written notice of breach served by the party claiming such breach; or

(b) performance of this Agreement or such Service, as applicable, would violate applicable Laws in any material respects.

4.4 Effect of Termination.

(a) Termination of this Agreement will not relieve Purchaser or any Service Recipient of their obligations to Service Provider hereunder in respect of Services provided in accordance with this Agreement through the date of such termination (including payment).

(b) If Purchaser terminates any Services under Section 4.3(a), *

(c) Termination of this Agreement for any reason * shall not affect Service Provider’s license granted under the terms of the Asset Purchase Agreement to use the Purchased Assets to the extent necessary to satisfy Service Provider’s obligations under such * but for no other purpose.

* CONFIDENTIAL TREATMENT REQUESTED

(d) Any terms of this Agreement that by their nature extend beyond the termination of this Agreement, including the terms of Articles 1, 3, 4, 5, 6, 7, and 8 will survive the termination of this Agreement and remain in effect for a period of *. Termination of this Agreement will not relieve any party of liability for breach of this Agreement prior to such termination.

ARTICLE 5

INDEMNIFICATION

5.1 Indemnification of Purchaser. In addition to any other remedies available to Purchaser, Service Provider shall indemnify Purchaser, its Affiliates and their respective directors, officers and employees against any * and * Service Provider’s breach of this Agreement or infringement by the Deliverables or Services of the intellectual property rights of a third party, subject to the same defenses that Service Provider would be entitled to assert in an action for breach of contract.

5.2 Indemnification of Service Provider. In addition to any other remedies available to Service Provider, Purchaser shall indemnify Service Provider, its Affiliates and their respective directors, officers and employees against any * and * or Purchaser’s breach of this Agreement, subject to the same defenses that Purchaser would be entitled to assert in an action for breach of contract.

5.3 Defense of Claim.

(a) If the party seeking indemnity (the “Indemnitee”) receives notice of assertion or commencement of any third party claim against such Indemnitee with respect to which the other party is obligated to provide indemnification under this Agreement (the “Indemnifying Party”), the Indemnitee shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 calendar days after receipt of such notice of such claim. Such notice must describe the claim in reasonable detail, include copies of all material written evidence thereof and indicate the estimated amount, if reasonably practicable, of the loss that has been or might be sustained by the Indemnitee. The Indemnifying Party may participate in, or, by giving written notice to the Indemnitee, assume, the defense of any such claim at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee shall cooperate in good faith in such defense.

(b) If, within ten calendar days after giving notice of a claim to an Indemnifying Party under Section 5.3(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such claim as provided in the last sentence of Section 5.3(a), the Indemnifying Party shall not be liable for any legal expenses incurred by the Indemnitee in connection with the defense thereof after receipt of such written notice; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party shall be liable for all reasonable expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any claim that would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder.

* CONFIDENTIAL TREATMENT REQUESTED

(c) A failure to give timely notice or to include any specified information in any notice as provided in herein will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party that was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

5.4 Effect of Asset Purchase Agreement. The obligations of Purchaser and Service Provider set forth in Section 5.1 and 5.2 shall be in addition to, and not in substitution or limitation of, the rights and remedies available to such parties under the Asset Purchase Agreement, including without limitation, the right to indemnification under Article 10 thereof.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1 Service Provider hereby represents and warrants to the Purchaser:

(a) Organization and Qualification. That Service Provider is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to own or lease its properties, to conduct its business in all material respects, and to consummate the transactions contemplated by this Agreement.

(b) Authorization of Transaction. That Service Provider has full right, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and the execution and delivery by Service Provider of this Agreement and the performance by Service Provider of its obligations hereunder have been duly authorized by all necessary action, and no other action is required by or on behalf of Service Provider. This Agreement constitutes a valid and binding obligation of Service Provider, enforceable in accordance with its terms, subject to Laws of general application affecting creditors’ rights generally.

(c) No Conflict. That neither the execution and delivery by Service Provider of this Agreement nor the performance by Service Provider of its obligations hereunder (a) violates any provision of constitutive documents of such Service Provider, as amended and in effect; (b) violates in any material respect any applicable Laws, or requires Service Provider to obtain any approval, consent or waiver of, or make any filing with or provide any notice to, any Person that has not been obtained or made; or (c) results in a material breach of, or constitutes a material default under, any contract to which Service Provider is a party or by which Service Provider is bound or subject.

6.2 Purchaser hereby represents and warrants to Service Provider:

(a) Organization and Qualification. That Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to own or lease its properties, to conduct its business in all material respects, and to consummate the transactions contemplated by this Agreement.

(b) Authorization of Transaction. That Purchaser has full right, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and the execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by all necessary action, and no other action is required by or on behalf of Purchaser. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to Laws of general application affecting creditors’ rights generally.

(c) No Conflict. That neither the execution and delivery by Purchaser of this Agreement nor the performance by Purchaser of its obligations hereunder (a) violates any provision of constitutive documents of such Purchaser, as amended and in effect; (b) violates in any material respect any applicable Laws, or requires Purchaser to obtain any approval, consent or waiver of, or make any filing with or provide any notice to, any Person that has not been obtained or made; or (c) results in a material breach of, or constitutes a material default under, any contract to which Purchaser is a party or by which Purchaser is bound or subject.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1 Ownership of Purchaser Data. “Purchaser Data” means any data or information of Purchaser or its Affiliates that is provided to or created or obtained by Service Provider solely in connection with the performance of Service Provider’s obligations under this Agreement, including any data or information created, generated, collected or processed by Service Provider solely in the performance of its obligations under this Agreement. Purchaser has all right, title and interest in and to the Purchaser Data, including ownership of all intellectual property rights embodied therein. At any time at Purchaser’s request, Service Provider shall promptly deliver to Purchaser all copies of Purchaser Data, either in the form that the Purchaser Data is stored in Service Provider’s systems (or systems of a third party under Service Provider’s control), or in some other form that Purchaser reasonably requests. If Purchaser requests a form of delivery of the Purchaser Data other than as described above, Purchaser shall pay Service Provider a reasonable fee for the costs and effort associated in putting the Purchaser Data into the requested format. Service Provider shall not withhold any Purchaser Data as a means of resolving any dispute and, except for the license described in Section 4.4(c), Service Provider shall not possess or assert any lien or other right against or to any Purchaser Data.

7.2 Ownership of Intellectual Property. Except as otherwise provided herein or in the Asset Purchase Agreement:

(a) “Purchaser-Furnished Items” means any plans, designs, specifications, documents, computer programs, Purchaser Data and other items provided to Service Provider by Purchaser. Service Provider may use the Purchaser-Furnished Items solely for the performance of the Services in accordance with this Agreement, and Service Provider shall not use the Purchaser-Furnished Items for any other purpose without the prior written consent of Purchaser. Service Provider shall return the Purchaser-Furnished Items upon Purchaser’s request and in any event when they are no longer needed by Service Provider for the performance of its obligations under this Agreement.

(b) Service Provider acknowledges and agrees that, insofar as Service Provider is concerned, the plans, designs, specifications, recommendations, reports, documents, computer programs, prototypes, data and other tangible and intangible items delivered by Service Provider to

Purchaser in connection with the Services(collectively, “Deliverables”) have been specially ordered and commissioned by Purchaser and constitute “works made for hire” for copyright purposes, with all copyrights in the Deliverables owned by Purchaser. To the extent (if any) that any Deliverables do not qualify as a work made for hire under applicable law, and to the extent that the Deliverables include items subject to any intellectual property right protection, Service Provider hereby assigns, transfers, grants, conveys and relinquishes exclusively to Purchaser all right, title and interest in and to the Deliverables, all intellectual property rights that Service Provider possesses or acquires therein, and all intellectual property rights in and to any ideas, concepts, techniques, inventions, designs, discoveries or improvements embodied in the Deliverables or made, conceived, reduced to practice, written or otherwise developed solely or jointly in the course of Service Provider’s creation of the Deliverables or in connection with the performance of the Services, whether or not any of the foregoing are patentable, subject to copyright protection or susceptible to any other form of intellectual property right protection. Service Provider retains no rights to use the Deliverables except as necessary to provide the Services. Service Provider shall provide Purchaser with at least one copy of the Deliverables. Service Provider shall include with all software Deliverables (other than software Deliverables that constitute third party commercial off-the-shelf software), copies of applicable source code and documentation required to enable Purchaser to operate and replicate all applicable executables and data files, using only such materials, to the extent that such source code and documentation exists.

(c) Service Provider shall take such action as may be reasonably requested by Purchaser from time to time (including, without limitation, the execution, acknowledgment and delivery of documents) to effect, perfect or evidence Purchaser’s ownership rights to the Deliverables and intellectual property rights therein and to carry out the assignments stated in this Section 7.2.

(d) *

7.3 *. As part of the Services to be provided by Service Provider under this Agreement, Service Provider shall, * ,provide services for the purpose of *

7.4 Reservation of Rights. Except as expressly provided in this Agreement, no party has any rights or licenses with respect to any hardware or facility of the other party. All rights and licenses not expressly granted in this Agreement are expressly reserved by the relevant party.

* CONFIDENTIAL TREATMENT REQUESTED

ARTICLE 8

MISCELLANEOUS

8.1 Interpretation.

(a) Titles and Headings. The titles and headings of this Agreement are for reference only and do not affect the meaning or interpretation of this Agreement.

(b) Usage. Unless otherwise expressly provided, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.”

(c) Dollars. Any reference in this Agreement to $ means U.S. dollars.

(d) Schedules. All Schedules attached or annexed hereto or referred to herein are a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein have the respective meanings stated in this Agreement.

(e) Conflict with Asset Purchase Agreement. If this Agreement conflicts with the Asset Purchase Agreement with respect to any matter, the Asset Purchase Agreement governs.

8.2 Preparation of this Agreement. Purchaser and Service Provider participated jointly in the negotiation and drafting of this Agreement, and if an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as jointly drafted by Purchaser and Service Provider, and no presumption or burden of proof and no rule of strict construction construing ambiguities against the draftsperson is to be applied against any party with respect to this Agreement.

8.3 Relationships of the Parties. Service Provider is at all times an independent contractor, and not an employee or agent, of Purchaser in connection with the performance of this Agreement. This Agreement does not create a partnership, joint venture, agency or employment relationship between Purchaser and Service Provider or any Service Provider Personnel.

8.4 Binding Effects; Benefits. This Agreement is binding upon and inures to the benefit of the parties and their respective heirs, successors and permitted assigns.

8.5 Governing Law. The laws of the State of New York, without giving effect to principles of conflict of laws, govern all matters arising under this Agreement, including all tort claims.

8.6 *

8.7 Notices.

(a) Except as otherwise specified in this Agreement, for a notice or other communication under this Agreement to be valid, it must be in writing and the sending party must use one of the following methods of delivery: (1) personal delivery; (2) nationally recognized overnight courier (for example, Federal Express), with all fees prepaid; and (3) registered or certified mail, in each case return receipt requested and postage prepaid.

* CONFIDENTIAL TREATMENT REQUESTED

(b) For a notice or other communication under this Agreement to be valid, it must be addressed to the receiving party at the one or more addresses listed below for the receiving party or to any other address designated by the receiving party in a notice in accordance with this Section 8.7.

If to Service Provider:

TRX, Inc.

2970 Clairmont Road NE, Ste. 400 Atlanta,

Georgia 30329 USA

Attention: David Cathcart, Chief Financial Officer

If to Purchaser:

nuTravel Technology Solutions, LLC

181 Westchester Avenue, Suite 302

Port Chester, NY 10573

Attention: Carmine Carpanzano, President & CEO

with a copy to, which copy will not constitute notice:

Richard M. Vicenzi, Esq.

28 Orchard Hill Road

Westport, CT 06880

(c) Subject to Section 8.7(d), a valid notice or other communication under this Agreement will be effective when received by the receiving party. A notice or other communication will be deemed to have been received as follows:

(1)	if it is delivered in person or sent by registered or certified mail or by nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt; and

(2)	if the receiving party rejects or otherwise refuses to accept it, or if it cannot be delivered because of a change in address for which no notice was given, then upon that rejection, refusal or inability to deliver.

(d) If a notice or other communication is received after 5:00 p.m. on a business day at the location specified in the address for the receiving party, or on a day that is not a business day, then the notice will be deemed received at 9:00 a.m. on the next business day.

8.8 Amendments; Waivers; Remedies Cumulative. No amendment of this Agreement will be effective unless it is in writing and signed by both parties. No waiver of satisfaction of a condition or nonperformance of an obligation under this Agreement will be effective unless it is in writing and signed by the party granting the waiver, and no such waiver will constitute a waiver of satisfaction of any other condition or nonperformance of any other obligation. The rights and remedies provided in this

Agreement are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

8.9 Entire Agreement. This Agreement, together with the Asset Purchase Agreement, constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all other oral or written proposals, negotiations and other communications relating thereto.

8.10 Assignment. Neither party shall assign any part of its rights or delegate any part of its obligations under this Agreement without the prior written consent of the other party, and neither party shall unreasonably withhold its consent to such a request. Any attempted assignment in violation of this Section 8.10 will be void.

8.11 Severability. If any provision of this Agreement is unenforceable to any extent, the remainder of this Agreement, or application of that provision to any persons or circumstances other than those as to which it is held unenforceable, will not be affected by that unenforceability and will be enforceable to the fullest extent permitted by law.

8.12 Counterparts. The parties may sign this Agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. This Agreement will be considered signed when the signature of a party is delivered by facsimile transmission or delivered by scanned image (e.g., as a “portable document format” or “.pdf” file) as an attachment to electronic mail (email), and such facsimile or scanned signature is to be treated in all respects as having the same effect as an original signature.

8.13 Expenses. Except as expressly set forth in this Agreement, each party is responsible for its own expenses (including attorneys’, auditors’ and financing fees, if any) in connection with this Agreement, including the preparation, execution and delivery of this Agreement and compliance herewith, and such expenses will not constitute Assumed Liabilities under the Asset Purchase Agreement.

8.14 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

8.15 No Right of Setoff. Subject to Section 4.4(b), neither party nor any of its Affiliates shall deduct from, set off, hold back or otherwise reduce in any manner any amounts owed by such party or its Affiliates against any amounts owed by the other party or any of its Affiliates.

8.16 Force Majeure. Neither party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder (other than payment) if such delay or default is caused by conditions beyond its control including, but not limited to acts of God, government restrictions, wars, insurrections and/or any other cause beyond the reasonable control of the party whose performance is affected.

8.17 LIMITATION OF LIABILITY. IN NO EVENT WILL SERVICE PROVIDER BE LIABLE TO PURCHASER OR TO ANY THIRD PARTY FOR LOST PROFITS, LOST SAVINGS, OR OTHER CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES ARISING OUT OF ANY CLAIM HEREUNDER, EVEN IF SERVICE PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN AN AMOUNT THAT EXCEEDS * TO WHICH THE BREACH HEREUNDER RELATES FOR THE * PERIOD IMMEDIATELY PRECEDING THE CLOSING. IN NO EVENT SHALL SERVICE PROVIDER’S LIABILITY FOR ANY REASON OR UPON ANY CAUSE OF ACTION WHATSOEVER EXCEED * TO BE PAID TO SERVICE PROVIDER HEREUNDER AS SET FORTH HEREIN. *.

The parties are signing this Agreement on the date stated in the introductory clause.

TRX, INC.

By:	/s/ H. Shane Hammond
Name: H. Shane Hammond
Title: Chief Executive Officer

nuTRAVEL TECHNOLOGY SOLUTIONS, LLC

By:	/s/ Carmine Capanzano
Name: Carmine Capanzano
Title: President & CEO

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE A

Services

The following lists the specific services to be performed by the Service Provider for the benefit of the Purchaser. The objective is to *

*

For clarity, the Services do not include *. Purchaser represents and warrants that it has the authority to provide Service Provider with access to the *. In addition, Purchaser agrees that Service Provider shall not be responsible for the failure of the * or the effect of such failure on Service Provider’s performance hereunder.

* CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE B

Transition Coordinators

*

* CONFIDENTIAL TREATMENT REQUESTED

2

SCHEDULE C

Payment Instructions

*

* CONFIDENTIAL TREATMENT REQUESTED

3

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into as of the 3rd day of November, 2011 by and between TRX, Inc., a Georgia corporation and TRX Technology Services, L.P., d/b/a RESX Technologies (collectively the “Assignor”), and nuTravel Technology Solutions, LLC, a Delaware limited liability company (the “Assignee”) (collectively, the “Parties”).

Assignor and Assignee entered into an Asset Purchase Agreement of even date herewith pursuant to which Assignee is purchasing all of the assets of Assignor’s online booking software product for corporate travel reservations known as RESX (the “Agreement”). Pursuant to the Agreement, Assignor has agreed to assign, and Assignee has agreed to assume, all right title and interest in, and specified obligations under, certain contracts of Assignor related to the Purchased Assets (as defined in the Agreement).

NOW, THEREFORE, the Parties agree as follows:

1. Assignor hereby assigns to Assignee the Assignor’s right, title and interest in, and the Assumed Liabilities (as defined in the Agreement) under the Contracts (as defined in the Agreement), including the contracts listed on Exhibit A attached hereto (the “Assigned Contracts”).

2. Assignee hereby assumes the Assignor’s right, title and interest in, and the Assumed Liabilities (as defined in the Agreement) under the Assigned Contracts.

3. Nothing in this Assignment, express or implied, is intended to or is to be construed to expand or vary in any way the terms of the Agreement. If this Assignment conflicts with the Agreement, the Agreement will govern.

4. There are no third party beneficiaries of this Assignment other than the Parties’ respective successors and permitted assigns under the Agreement.

5. The laws of the State of New York, without giving effect to principles of conflict of laws, govern all matters arising under this Assignment.

6. The parties may sign this Assignment in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument.

IN WITNESS WHEREOF, the Parties have executed this Assignment, on the date first written above.

[SIGNATURES ON FOLLOWING PAGE]

4

ASSIGNOR		ASSIGNEE

TRX, INC.		nuTRAVEL TECHNOLOGY SOLUTIONS, LLC

By:	/s/ H. Shane Hammond	By:	/s/ Carmine Capanzano
	Name: H. Shane Hammond	Name: Carmine Carpanzano
	Title: Chief Executive Officer	Title: President & CEO

TRX TECHNOLOGY SERVICES, L.P., D/B/A RESX TECHNOLOGIES

By:	/s/ H. Shane Hammond
Name: H. Shane Hammond
Title: President

5

EXHIBIT D

LICENSE TO USE EXCLUDED PRODUCTS

The license granted by Seller to Purchaser to use the Excluded Products under Section 1.2.5 of the Agreement is subject to the following terms:

*

* CONFIDENTIAL TREATMENT REQUESTED

6

Schedule 1.1.1

Websites used in Business

*

* CONFIDENTIAL TREATMENT REQUESTED

7

*

* CONFIDENTIAL TREATMENT REQUESTED

8

Schedule 1.1.2

Agreements to be Assigned

CLIENT	CONTRACT NAME	CONTRACT DATE	AMENDMENT DATES	TRX ENTITY	NOTES
*	*	*	*	*	*

*

* CONFIDENTIAL TREATMENT REQUESTED

9

Schedule 1.1.4

Intellectual Property

A. Patents and Patent Applications

Seller does not own any patents or patent applications with respect to the Business.

B. Trademarks, Service Marks, Trade Names, Brand Names, Trade Dress, Slogans, Logos, Domain Names And URLS

Trademarks, Service Marks, Tradenames, Brand names, trade dress

*

Registered Marks:

*

* CONFIDENTIAL TREATMENT REQUESTED

10

*

* CONFIDENTIAL TREATMENT REQUESTED

11

*

C. Inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, proprietary information, customer lists, software, technical information and trade secrets.

*

D. Copyrights, copyrightable works, and rights in databases and data collections.

*

E. Moral and economic rights of authors and inventors.

*

F. Computer software, including source code, object code, routines, assemblers, applets, compilers, data, databases, files, design tools and user interfaces, documentation and other materials related thereto.

RESX Product Technology and Core Dependencies

* CONFIDENTIAL TREATMENT REQUESTED

12

Legend:

*

Key RESX Product Architecture Component Descriptions

*

* CONFIDENTIAL TREATMENT REQUESTED

13

*

RESX Product Components Marketed by Seller

*

* CONFIDENTIAL TREATMENT REQUESTED

14

*

* CONFIDENTIAL TREATMENT REQUESTED

15

*

* CONFIDENTIAL TREATMENT REQUESTED

16

Schedule 1.1.7

Prepaid Items to be Transferred

*

* CONFIDENTIAL TREATMENT REQUESTED

17

Schedule 1.2.5

Excluded Assets

Trademarks:

*

Products or Components:

*

* CONFIDENTIAL TREATMENT REQUESTED

18

*

* CONFIDENTIAL TREATMENT REQUESTED

19

Schedule 1.4

Multi-Product Contracts

*

* CONFIDENTIAL TREATMENT REQUESTED

20

*

* CONFIDENTIAL TREATMENT REQUESTED

21

Schedule 3.2.1

Information Regarding Nonassignable Contracts

CLIENT	CONTRACT NAME	CONTRACT DATE	AMENDMENT DATE	*	*
*	*	*	*	*	*

* CONFIDENTIAL TREATMENT REQUESTED

22

Schedule 5.1.1

States in which Seller is Qualified to do Business

Georgia

Texas

23

Schedule 5.1.3

Restrictions on Sale of Purchased Assets

Atlantic Capital Bank has a security interest in all assets of Seller, which includes the Purchased Assets.

24

Schedule 5.1.5

Exceptions to GAAP in Financial Statements

None.

25

Schedule 5.1.8

Liens or Encumbrances on Purchased Assets

Atlantic Capital Bank has a security interest in all assets of Seller, which includes the Purchased Assets.

26

Schedule 5.1.9

Exceptions to Good Title to Intellectual Property and Restrictions on transfer of Intellectual Property

Owned IP—subject to license rights granted to customers and lien rights granted to Atlantic Capital Bank

Licensed IP—rights to Licensed IP are limited to those granted in the license agreements from the owner of the Licensed IP

27

Schedule 5.1.10

Material Changes to Business

Below is the activity since September 30, 2011 related to the contracts listed on Schedule 1.1.2.

CLIENT	CONTRACT NAME	CONTRACT DATE	AMENDMENT DATES	TRX ENTITY	NOTES
*	*	*	*	*	*

* CONFIDENTIAL TREATMENT REQUESTED

28

Schedule 5.1.11

List of Ten Largest Customers

Change in relationship these customers

*

* CONFIDENTIAL TREATMENT REQUESTED

29

Schedule 5.1.14

Permits

Seller has the following licenses and permits which it uses in all lines of its business, and not just the Business. Accordingly, none of these permits or licenses will be transferred.

Federal and state income tax numbers

Sales tax numbers in states where applicable

Filing numbers with respect to payroll, unemployment, etc.

Qualifications to do business in States of Georgia and Texas

Business licenses as required at the local level in Georgia and Texas

30

Schedule 5.1.18

Products

RESX

31

Schedule 5.2.3

Restrictions on Sale of Purchased Assets

See Non-Assignable contracts on Schedule 3.2.1

Atlantic Capital Bank restrictions

32

Schedule 7.1.5

Third Party Consents

See Schedules 5.1.8 and 5.2.3

33

SCHEDULE 9.4

Permitted TRX Product Names

*

* CONFIDENTIAL TREATMENT REQUESTED

34